UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

McGrath RentCorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

McGRATH RENTCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2025

To the Shareholders of McGrath RentCorp:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of McGrath RentCorp, a California corporation (the “Company”), will be held virtually only at www.proxydocs.com/MGRC, on Wednesday, June 4, 2025, at 2:00 p.m., PST. Shareholders will be able to listen, vote, and submit questions from any remote location that has internet connectivity. There will be no physical location for shareholders to attend. The Annual Meeting will be held for the following purposes:

1.
To elect six (6) directors of the Company, as specifically set forth in the attached proxy statement, to serve until the 2026 Annual Meeting of Shareholders or until their successors are elected and qualified;
2.
To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2025;
3.
To approve, in a non-binding vote, the compensation of the Company’s named executive officers; and
4.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof (the “Proxy Statement”).

The Board of Directors of the Company has fixed the close of business on April 17, 2025, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

I M P O R T A N T

We are holding the Annual Meeting as a virtual meeting (via live audio webcast) format only. On behalf of the Board of Directors and management of the Company, we cordially invite you to attend the Annual Meeting by virtual presence by logging into our live webcast at: www.proxydocs.com/MGRC. Through this webcast, shareholders and proxyholders will be deemed to be present in person for purposes of conducting a vote at such meeting. In order to attend this webcast, you must register in advance at www.proxydocs.com/MGRC prior to the deadline of Wednesday, June 4, 2025, at 1:00 p.m. Pacific Time, as more fully described in the accompanying Proxy Statement.

In accordance with rules established by the Securities and Exchange Commission, we are providing you access to our proxy materials over the Internet. Accordingly, we plan to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders on or about April 25, 2025. The Notice will describe how to access and review our proxy materials, including our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Notice, as well as our proxy card, will also describe how you may submit your proxy electronically. If you received just a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Whether or not you expect to attend the Annual Meeting via virtual presence, please vote your shares by following the instructions on the Notice, your proxy card or your voting instruction form, as applicable, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting via virtual presence. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy card issued in your name from such broker, bank, or other nominee and register for the Annual Meeting in advance through our transfer agent, Computershare Trust Company, N.A. Once proof of your proxy power (legal proxy) has been obtained, send the proof reflecting your holdings along with your name and email address to legalproxy@betanxt.com to obtain your control number. Registration must be received no later than 5:00 p.m., Eastern time, on Friday, May 30, 2025.

If you hold your shares in a brokerage account, your shares will not be voted in the election of directors or the non-binding, advisory vote on the compensation of the Company’s named executive officers unless you provide explicit instructions to your broker as to how you wish to vote your shares. Under the NASDAQ Stock Market rules governing discretionary voting of proxies by the exchange’s members, your broker is not permitted to vote shares with respect to non-routine matters such as the election of directors or the vote on compensation without voting instructions from the beneficial owner of such shares.

By Order of the Board of Directors,
Gilda Malek
Senior Vice President, Chief Legal Officer and Corporate Secretary

Livermore, California

April 22, 2025

McGRATH RENTCORP

5700 Las Positas Road

Livermore, California 94551

PROXY STATEMENT

FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement (this “Proxy Statement”) is made available to the shareholders of McGrath RentCorp, a California corporation (the “Company,” “we,” “us,” or “our”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies in the accompanying form for use in voting at the 2025 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 4, 2025, at 2:00 p.m., PST, via virtual meeting only at www.proxydocs.com/MGRC, and any adjournment or postponement thereof. There will be no physical location for shareholders to attend. The shares represented by the proxies received, properly marked, dated, executed, and not revoked will be voted at the Annual Meeting.

We are using the Internet as the primary means of delivery of proxy materials to our shareholders. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record with instructions on how to access the proxy materials online at www.proxydocs.com/MGRC. The Company expects to mail the Notice to shareholders on or about April 25, 2025.

The rules of the Securities and Exchange Commission (the “SEC”) require us to notify our shareholders of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on Wednesday, June 4, 2025

Our Proxy Statement and 2024 Annual Report to Shareholders are available at

www.proxydocs.com/MGRC

The following questions and answers provide important information about the Annual Meeting and this Proxy Statement:

When is the Annual Meeting?

The Annual Meeting will be held on Wednesday, June 4, 2025, at 2:00 p.m., PST, via virtual meeting only. There will be no physical meeting to attend. All of the members of the Board of Directors and our entire management team will participate via virtual presence only.

How do I participate in the virtual Annual Meeting?

You will not be able to attend the Annual Meeting physically. You or your proxyholder may participate, vote, and ask questions at the Annual Meeting by visiting www.proxydocs.com/MGRC and using your control number found on your Notice.

To be admitted to the virtual Annual Meeting, you will need the control number included on your Notice, or the instructions that accompanied your proxy materials, as applicable, and you must have registered in advance at www.proxydocs.com/MGRC prior to the deadline of Wednesday, June 4, 2025, at 1:00 p.m. Pacific Time. The Annual Meeting will begin promptly at 2:00 p.m., PST. Online check-in will begin at 1:00 p.m., PST, and you should allow ample time for the online check-in procedures. If you have difficulty accessing the virtual Annual Meeting, please follow the instructions from your registration confirmation email.

If you hold shares through an intermediary, such as a bank, broker, or other nominee, you will need to contact such bank, broker, or other nominee to request a legal proxy and register for the Annual Meeting in advance through our transfer agent, Computershare Trust Company, N.A. (“Computershare”). Once proof of your proxy power (legal proxy) has been obtained, send the proof reflecting your holdings along with your name and email address to legalproxy@betanxt.com to obtain your control number. Registration must be received no later than 5:00 p.m., EST, on Friday, May 30, 2025.

This year’s shareholders’ question and answer session will include questions submitted live during the Annual Meeting. You may submit a question in advance of the Annual Meeting by sending it via electronic mail to investor@mgrc.com. Questions may be submitted during the Annual Meeting through www.proxydocs.com/MGRC. We expect to respond to appropriate questions during the

Annual Meeting, and may also respond to questions on an individual basis or by posting answers on our Investor Relations website after the meeting.

What matters will be considered at the Annual Meeting?

Shareholders will vote on the following items at the Annual Meeting:

1.
To elect six (6) directors of the Company, as specifically set forth in this Proxy Statement, to serve until the 2026 Annual Meeting of Shareholders or until their successors are elected and qualified (Proposal No. 1);
2.
To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2025 (Proposal No. 2);
3.
To approve, in a non-binding vote, the compensation of the Company’s named executive officers (Proposal No. 3); and
4.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

How does the Board of Directors recommend that shareholders vote on these matters?

The Board of Directors believes that the election of the nominated directors, the ratification of the appointment of Grant Thornton LLP, and the approval on an advisory basis of the compensation of the Company’s named executive officers are in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the approval of each of these proposals.

How are proxy materials being made available to shareholders?

The SEC adopted amendments to the proxy rules that change how companies must provide proxy materials. These rules are often referred to as “Notice and Access.” Under the Notice and Access model, a company may select either of the following two options for making proxy materials available to shareholders:

•
the full set delivery option; or
•
the notice only option.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy materials to its shareholders as it would have done prior to the change in the rules. This can be by mail or, if a shareholder has previously agreed, by e-mail. In addition to delivering proxy materials to shareholders, a company must post all proxy materials on a publicly accessible website and provide information to shareholders about how to access that website. The Company’s proxy materials are available on the following website: www.proxydocs.com/MGRC.

Notice Only Option

Under the notice only delivery option, a company must post all of its proxy materials on a publicly accessible website. However, instead of delivering its proxy materials to shareholders, the company instead delivers a one-page notice of internet availability of proxy materials which includes, among other matters:

•
information regarding the date, time, and location of the Annual Meeting of Shareholders as well as the items to be considered at the meeting;
•
information regarding the website where the proxy materials are posted; and
•
various means by which a shareholder may request paper or e-mail copies of the proxy materials.

A company may use a single method for all of its shareholders or use full set delivery for some while adopting the notice only option for others. The Company is required to comply with these Notice and Access rules in connection with its Annual Meeting and has elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 25, 2025, to all shareholders of record entitled to vote at the Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, then you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

To vote through the internet, go to www.proxydocs.com/MGRC to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. You must cast your vote by 11:59 p.m., Eastern Time on June 3, 2025.

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

To vote over the telephone, dial toll-free (866) 390-5401 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. You must cast your telephone vote by 11:59 p.m. Eastern Time on June 3, 2025.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, it may mean that you hold shares registered in more than one account. Please follow the voting instructions on the Notices to ensure that all of your shares are voted. If you have any questions regarding your share information or address appearing on the Notice, you may call Computershare, the Company’s transfer agent, at (800) 962-4284 if you are a shareholder of record, or contact your brokerage firm, bank, broker-dealer, or other similar organization if you are a beneficial owner of shares held in “street name.”

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date by signing and returning a new proxy card with a later date or by attending the Annual Meeting and voting via online presence at our virtual meeting. However, your attendance at the Annual Meeting via online presence will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Corporate Secretary at 5700 Las Positas Road, Livermore, California 94551 prior to the Annual Meeting. See “May I vote my shares via online presence at the virtual Annual Meeting?” below.

Who is entitled to vote?

The close of business on April 17, 2025, has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock of the Company, no par value (“Common Stock”), entitled to notice of and to vote at the Annual Meeting.

What constitutes a quorum?

As of the close of business on the Record Date, there were 24,611,329 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock, either in person by online presence or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

How are votes counted and who will count the votes?

Each outstanding share of Common Stock on the Record Date is entitled to one vote on each matter properly brought before the Annual Meeting. However, in compliance with the General Corporation Law of the State of California, if a candidate nominated for election to the Board of Directors has had such candidate’s name placed in nomination prior to the shareholder vote and a shareholder gives notice, prior to the voting, of such shareholders’ intention to cumulate such shareholder’s votes, then (and only then) every shareholder voting for the election of directors will be entitled to cumulate such shareholder’s votes for the election of directors and give one candidate a number of votes equal to the number of directors to be elected (six) multiplied by the number of shares held or may distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select. If, in connection with the election of directors, cumulative voting is selected, then the six candidates receiving the highest number of affirmative votes shall be elected.

It is intended that shares represented by proxies in the accompanying form will be voted for the election of persons nominated by management. If votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of Directors or for any particular nominee is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board of Directors in such order and in such numbers as they may determine in their sole discretion, provided all the above-listed requirements for cumulative voting are met.

An automated system administered by BetaNXT will tabulate votes cast by proxy and Gilda Malek, the Company’s Senior Vice President, Chief Legal Officer and Corporate Secretary, will act as the inspector of elections to tabulate votes cast via online presence at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•
as necessary to meet applicable legal requirements;
•
to allow for the tabulation and certification of votes; and
•
to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

How are abstentions and broker “non-votes” treated?

Under the General Corporation Law of the State of California, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. However, abstentions are not included in determining the number of shares voting on the proposals submitted to shareholders. Generally, a broker “non-vote” occurs when a nominee (such as a brokerage firm, bank, broker-dealer, or other similar organization) holding shares for a beneficial owner in “street name” does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are not deemed to be entitled to vote for purposes of determining whether shareholders’ approval of that matter has been obtained.

What is the voting requirement to approve each of the proposals?

With respect to Proposal No. 1 of this Proxy Statement, a plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “FOR” or “WITHHELD” with respect to the election of directors, unless prior to the vote on the election of directors a shareholder has validly given notice of its intent to cumulate votes, in which case you may allocate votes (six per share of Common Stock held) among all director nominees. In the absence of cumulative voting, only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director. Abstentions and broker “non-votes,” if any, will have no effect on this proposal. Brokerage firms, banks, broker-dealers, and other nominees holding shares for holders who have not given specific voting instructions are not permitted to vote in their discretion with respect to Proposal No. 1. If you do not instruct your broker how to vote, your broker may not vote with respect to this proposal, and these votes will be counted as broker “non-votes,” as is described in “What happens if I do not give specific voting instructions?” below. Our Corporate Governance Guidelines set forth our procedures if a director-nominee is elected, but receives a majority of “WITHHELD” votes. In an uncontested election, any director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance and Nominating Committee is required to make recommendations to the Board of

Directors with respect to any such letter of resignation. The Board of Directors is required to take action with respect to this recommendation within 90 days following certification of the shareholder vote and to disclose its decision-making process.

With respect to Proposal No. 2 of this Proxy Statement, the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required. You may vote “FOR” or “AGAINST” with respect to the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2025. Abstentions will have the same effect as voting against this proposal. Because the ratification of auditors is considered a “routine” matter for which brokers may vote in the absence of shareholder direction, there will not be any broker “non-votes” on this proposal.

With respect to Proposal No. 3 of this Proxy Statement, the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval, on an advisory basis, of the compensation of the Company’s named executive officers. You may vote “FOR” or “AGAINST” with respect to approval of the compensation of the Company’s named executive officers. Abstentions will have the same effect as voting against this proposal. Broker “non-votes,” if any, will have no effect on this proposal.

What happens if I do not give specific voting instructions?

For Shares Directly Registered in the Name of the Shareholder: If you return your signed proxy but do not indicate your voting preferences, the Company will vote on your behalf “FOR” the election of the nominated directors, “FOR” the ratification of the appointment of Grant Thornton LLP and “FOR” approval of the compensation of the Company’s named executive officers. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxyholders will vote your shares in accordance with their best judgment.

For Shares Registered in the Name of a Brokerage Firm, Bank, Broker-Dealer or Other Similar Organization: If your shares are held in street name, your brokerage firm, bank, broker-dealer, or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions with respect to shares registered in the name of organizations that are not governed by FINRA Rule 2251, those shares will not be voted at the meeting because such organizations do not have discretionary voting power. If you do not furnish voting instructions to brokerage firms that are governed by FINRA Rule 2251, one of two things can happen, depending upon whether a proposal is “routine.” Under FINRA Rule 2251, brokerage firms, banks, broker-dealers, and other similar organizations have the discretion to cast votes on routine matters, such as the ratification of the appointment of an independent auditor (as requested in Proposal No. 2), without voting instructions from their clients. Brokerage firms, banks, broker-dealers, and other similar organizations are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors (as requested in Proposal No. 1) or votes on the compensation of the Company’s named executive officers (as requested in Proposal No. 3), without such voting instructions.

May I vote my shares via online presence at the virtual Annual Meeting?

For Shares Directly Registered in the Name of the Shareholder: Yes. To be admitted to the virtual Annual Meeting, and to vote via online presence at the Annual Meeting, you will need the control number included on your Notice.

For Shares Registered in the Name of a Brokerage Firm or Bank: Yes, but in order to do so you will need to contact such bank, broker, or other nominee to request a legal proxy and register for the Annual Meeting in advance through our transfer agent, Computershare. Once proof of your proxy power (legal proxy) has been obtained, send the proof reflecting your holdings along with your name and email address to legalproxy@betanxt.com to obtain your control number. Registration must be received no later than 5:00 p.m., EST, on Friday, May 30, 2025.

Your online attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted earlier by mail.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and reported in a current report on Form 8-K to be filed by the Company within four business days following the date of the Annual Meeting.

Who pays for this proxy solicitation?

The Company will bear the entire cost of soliciting proxies, including the costs of preparing, assembling, printing, and mailing this Proxy Statement, the proxy, and any additional soliciting material furnished to shareholders by the Company. Arrangements will be made with brokerage firms, banks, broker-dealers, nominees, and fiduciaries to send proxies and proxy materials to the beneficial owners of our Common Stock, and these entities may be reimbursed by the Company for their expenses. Proxies may be solicited by directors, officers, or employees of the Company in person or by telephone, e-mail, or other means. No additional compensation will be paid to such individuals for these services.

What is the deadline for receipt of shareholder proposals?

Requirements for Shareholder Proposals. Shareholder proposals submitted pursuant to Rule 14a-8 and Rule 14a-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the Annual Meeting of the Company’s shareholders to be held in 2026, including the nomination of director candidates, must be received by the Company no later than December 26, 2025, in order to be considered for inclusion in the Company’s proxy materials for the 2026 shareholder meeting. Shareholders who intend to submit a shareholder proposal for inclusion in the Company’s proxy materials for the 2026 annual meeting of shareholders also must comply with the advance notice requirements set forth in our bylaws. The shareholder or group of shareholders who wish to submit proposals pursuant to the advance notice requirements must deliver the required materials to our principal executive offices no earlier than February 5, 2026, and no later than March 7, 2026. In addition to satisfying the requirements under our bylaws, and to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than those nominated by us must provide timely notice in the manner prescribed by, and setting forth the information required by, Rule 14a-19 under the Exchange Act. With regard to Rule 14a-19, notice must be postmarked or transmitted electronically to our Corporate Secretary at our principal executive offices no later than April 6, 2026.

Discretionary Authority. The proxies to be solicited by the Board of Directors for the 2026 Annual Meeting of the Company’s shareholders will confer discretionary authority on the proxy holders to vote on any shareholder proposal presented at such Annual Meeting if the Company fails to receive notice of such proposal by March 11, 2026.

Shareholders are advised to review our Amended and Restated Bylaws, filed as an exhibit to our Annual Report filed on Form 10-K on February 19, 2025, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

Householding of Annual Meeting Materials

To the extent we deliver paper copies of our annual report to shareholders, Proxy Statement, or Notice, as applicable, the SEC rules allow us to deliver a single copy of such proxy materials to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family.

We will promptly deliver, upon oral or written request, a separate copy of our annual report to shareholders, proxy statement, or Notice to any shareholder residing at the same address as another shareholder and currently receiving only one copy of such proxy materials who wish to receive his or her own copy. Similarly, multiple shareholders residing at the same residence that are currently receiving separate copies of our annual report to shareholders, proxy statement, or Notice may request that a single copy of such proxy materials be delivered. We will promptly deliver a separate copy of these documents without charge to you upon written request to McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551 Attn: Investor Relations. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your brokerage firm, bank, broker-dealer, or other nominee who is a record holder, or you may contact us at the address listed above.

Financial and Other Information

We are required to file annual, quarterly, and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at www.mgrc.com under the Investors section or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our annual report on Form 10-K for the fiscal year ended December 31, 2024, and filed with the SEC on February 19, 2025 (the “2024 Annual Report”), without charge to any shareholder upon written request to McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551 Attn: Investor Relations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws authorize the number of directors to be not less than five (5) and not more than nine (9). The Board of Directors is currently fixed at six (6) directors and composed of the following directors whose terms will expire upon the election and qualification of directors at the Annual Meeting: Nicolas C. Anderson, Kimberly A. Box, Smita Conjeevaram, William J. Dawson, Joseph F. Hanna, and Bradley M. Shuster. At each Annual Meeting of shareholders, directors will be elected for full terms of one year to succeed those directors whose terms are expiring.

At the 2025 Annual Meeting, the shareholders will elect six (6) directors. Messrs. Anderson, Dawson, Hanna, and Shuster and Mses. Box and Conjeevaram each have been nominated to serve a one-year term, until the Annual Meeting of Shareholders to be held in 2026, until their successors are elected or appointed and qualified, or until their earlier death, resignation, or removal. The Board of Directors has no reason to believe that any of Messrs. Anderson, Dawson, Hanna, Shuster, or Mses. Box or Conjeevaram will be unable or unwilling to serve as a nominee or as a director if elected.

Nominees

The names of the nominees and certain information about them as of April 17, 2025, are set forth below.

Name of Nominee	Age	Principal Occupation	Director Since
Nicolas C. Anderson	40	Managing Partner of Elm Grove Partners and Chief Executive Officer of ArcherHall	2022
Kimberly A. Box	65	Former President and Chief Executive Officer of Gatekeeper Innovation, Inc.	2018
Smita Conjeevaram	63	Former Chief Financial Officer of Fortress Investment Group LLC	2021
William J. Dawson	70	Former Chief Financial Officer of Adamas Pharmaceuticals, Inc.	1998
Joseph F. Hanna	62	Chief Executive Officer and President of the Company	2017
Bradley M. Shuster	70	Chairman of the Board of Directors of the Company and Executive Chairman and Chairman of the Board of NMI Holdings, Inc.	2017

Nicolas C. Anderson was elected a director of the Company in December 2022 and is a member of the Audit Committee and Compensation Committee. He is the founder and Managing Partner of Elm Grove Partners, an entrepreneurial private equity firm specializing in control investments in established lower middle-market companies. Since 2013, Mr. Anderson has had primary responsibility for raising equity capital and debt financing, as well as leading investment analysis for potential acquisitions. He also serves as Chief Executive Officer of ArcherHall, an Elm Grove Partners portfolio company that provides data and document management services to law firms. Under his leadership, ArcherHall, has transformed from a local legal copy business into one of the largest independent digital forensics firms in the United States. Previously, Mr. Anderson worked at JPMorgan in New York, as well as at two boutique investment banks. During his Wall Street career, he worked on transactions totaling over a billion dollars, including equipment lease financing, mortgage-backed securities, and other complex securitizations, alongside traditional debt and equity financing. He held the Series 7 and Series 63 securities licenses. Mr. Anderson currently serves on the board of the Bank of Marin (NASDAQ: BMRC), where he is chair of the Audit Committee and a member of both the Compensation Committee and the Nominating and Governance Committee. He is also on the board of YMCA of Superior California, serving on both its Audit and Finance Committees. Previously, he served on the board of American River Bank (NASDAQ: AMRB), where he chaired the Directors Loan Committee and was a member of the Nominating and Audit Committees, as well as a special committee focused on M&A opportunities. Mr. Anderson received an AB in Economics from Harvard University and an MBA with Distinction from Harvard Business School.

As an experienced public company independent director, chief executive, private equity investor, and entrepreneur, Mr. Anderson brings valuable leadership in finance to the Board of Directors.

Kimberly A. Box was elected a director of the Company in 2018 and currently serves as Chair of the Compensation Committee and is a member of the Audit Committee and Corporate Governance and Nominating Committee. Ms. Box was previously the President and Chief Executive Officer of Gatekeeper Innovation, Inc. (acquired by RxGuardian), a healthcare company that creates products to keep medications safe. She joined the company in 2016. Prior to joining Gatekeeper Innovation, Ms. Box enjoyed a successful 29-year career with Hewlett Packard (NYSE: HPQ), holding various executive positions, the most recent being Vice President, Global IT Services, a position she held until 2009 when she left Hewlett Packard. Ms. Box also serves on the Board of Directors of Applied Science, Inc. (“ASI”) and formerly American River Bank (NASDAQ: AMRB) until it was acquired in 2021. Ms. Box holds a Bachelor of Science in Business Administration with a concentration in Management and a minor in Computer Science from California State University, Chico. She also completed the Executive Development Program at The Wharton School of the University of Pennsylvania and has a NACD Directorship Certification™ (2021) and a CERT in Cybersecurity Oversight from the Software Engineering Institute at Carnegie Mellon University (2022). Ms. Box was formerly on the NACD Northern California Chapter board and served as the Chair, and was named to the NACD Directorship 100™, an annual recognition of the leading corporate directors who significantly impact boardroom practices and performance.

With her diverse cross-industry experience in the information technology and healthcare industries, Ms. Box brings a unique perspective and valuable experience to the Board of Directors. Additionally, Ms. Box’s special skills include experience with global leadership, digital transformation, mergers and acquisitions, strategic leadership, IT systems and cybersecurity, managed outsourced services, and community engagement. Ms. Box also has ample public board and committee chair experience.

Smita Conjeevaram was elected a director of the Company in January 2021 and currently serves as Chair of the Corporate Governance and Nominating Committee and is a member of the Audit Committee. Ms. Conjeevaram previously served as Chief Financial Officer of Credit Hedge Funds & Deputy Chief Financial Officer of the Credit Funds for Fortress Investment Group LLC from 2010 to 2013. She also previously served as Chief Financial Officer for Everquest Financial LLC; Strategic Value Partners, LLC; ESL Investments, Inc.; and Sentinel Advisors, LLC. She is a CPA with experience at Price Waterhouse as Manager, International Tax—Financial Services Group and at Ernst & Young as Senior, General Tax. Ms. Conjeevaram serves on the Board of Directors of SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), SkyWest, Inc. (NASDAQ: SKYW), and WisdomTree Investments, Inc. (NYSE: WT). Ms. Conjeevaram has a B.S., Accounting and Business Administration, Magna Cum Laude, from Butler University, Indianapolis, Indiana, and a B.A., Economics from Ethiraj College, Madras, India.

Ms. Conjeevaram’s leadership in the financial industry as well as her accounting and compliance background bring significant and valuable experience to the Board of Directors. Additionally, Ms. Conjeevaram’s special skills include experience in the technology industry; investment, finance, and accounting; and risk management. She also has extensive public board and committee member experience and is an Audit Committee financial expert per the listing standards of the NASDAQ Stock Market. The Company and Ms. Conjeevaram believe that she has sufficient time and attention to devote to her responsibilities as a director of the Company.

William J. Dawson was elected a director of the Company in 1998 and currently serves as Chair of the Audit Committee and is a member of the Compensation Committee. Mr. Dawson previously served as the Chief Financial Officer at Adamas Pharmaceuticals, Inc. (NASDAQ: ADMS), a specialty pharmaceutical company, from 2014 until his retirement in 2017, where he consulted in 2013 until he joined as CFO in 2014. He also previously served as Chief Financial Officer at Catalyst Biosciences, Inc., a then privately held biotechnology company, for two years from 2010 to 2012 and he was Vice President, Finance and Chief Financial Officer of Cerus Corporation (NASDAQ: CERS), a publicly held biopharmaceutical company, from August 2004 to April 2009. Prior to joining Cerus, he spent a total of 26 years in senior financial positions at companies in biotechnology, healthcare services and information technology, investment banking, energy, and transportation. As an investment banker, Mr. Dawson assisted in three public equity offerings for the Company, beginning with its initial public offering in 1984. Mr. Dawson received an A.B. in Mechanical Engineering from Stanford University and an M.B.A. from Harvard Business School.

With his wealth of experience in financial and strategic transactions, as well as his experiences in the transportation, technology, and energy industries, and as Chief Financial Officer of publicly traded companies, Mr. Dawson provides significant value to the Board of Directors. Additionally, Mr. Dawson’s special skills include experience with mergers and acquisitions; finance, accounting, and SEC filings; capital markets; business development; IT systems and cybersecurity; strategic and corporate development; stockholder engagement; and philanthropic and community engagement. Mr. Dawson also has extensive public board and committee chair experience and is an Audit Committee financial expert per the listing standards of the NASDAQ Stock Market.

Joseph F. Hanna currently serves as President, Chief Executive Officer, and Director of the Company, a position he has held since February 2017, following a distinguished 14-year career with the Company in roles of increasing responsibility. Mr. Hanna served as Chief Operating Officer from 2007 to 2017, overseeing the company's operational strategy and driving significant growth. Prior to that, he held the position of Senior Vice President of Operations from 2005 to 2007. He joined the Company in 2003 as Vice President of Operations. Throughout his tenure, Mr. Hanna has played a pivotal role in developing and executing the company's strategic product and geographic expansion across its diverse rental businesses. His deep understanding of the company, its products, services, strategies, and customers uniquely positions him for success as Chief Executive Officer. Prior to joining the Company, Mr. Hanna held various sales and operational leadership positions at SMC Corporation of America, a subsidiary of SMC Corporation, Tokyo, Japan. He also served as an officer in the United States Army. Mr. Hanna holds a B.S. in Electrical Engineering from the United States Military Academy, West Point, New York.

Bradley M. Shuster was elected a director of the Company in 2017 and Chairman of the Board in 2021 and is a member of the Compensation Committee and Corporate Governance and Nominating Committee. He previously held the position of Vice-Chairman from 2020 to 2021. Mr. Shuster has served as Executive Chairman and Chairman of the Board of NMI Holdings, Inc. (NASDAQ: NMIH) since January 2019. Mr. Shuster founded National MI and served as Chairman and Chief Executive Officer of the company from 2012 to 2018. Prior to founding National MI, Mr. Shuster was a senior executive of The PMI Group, Inc. (NYSE: PMI), where he served as Chief Executive Officer of PMI Capital Corporation. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte LLP, where he served as partner-in-charge of Deloitte’s Northern California Insurance and Mortgage Banking practices. He also serves as an independent director of WaFd, Inc. (NASDAQ: WAFD). He holds a B.S. from the University of California, Berkeley, and an M.B.A. from the University of California, Los Angeles. Mr. Shuster has received both CPA and CFA certifications. Additionally, Mr. Shuster completed the National Association of Corporate Directors Cyber-Risk Oversight Program, earning the CERT Certificate in Cybersecurity Oversight.

With his extensive experience in the financial sector, as well as his experiences as Executive Chairman and as a senior executive of various publicly traded companies, Mr. Shuster provides significant value to the Board of Directors. Additionally, Mr. Shuster’s special skills include experience with mergers and acquisitions; finance, accounting, and investments; business development and operations; strategic and corporate development; and stockholder engagement. Mr. Shuster also has extensive public board and committee chair experience and is an Audit Committee financial expert per the listing standards of the NASDAQ Stock Market.

Required Vote

The nominees will be elected by a plurality of the votes cast. Abstentions and broker “non-votes,” if any, will not be counted toward the nominees’ total. However, under our Corporate Governance Guidelines, in an uncontested election, any nominee for director who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) is required to tender his or her resignation following certification of the shareholder vote.

If prior to the vote on the election of directors a shareholder has validly given notice of its intent to cumulate votes, you will have six votes per share of Common Stock held which you may allocate among the director nominees. In such an event, the six nominees receiving the highest number of votes “FOR” will be elected to the Board.

If a nominee for director is required to tender his or her resignation pursuant to our Corporate Governance Guidelines, then the Corporate Governance and Nominating Committee shall consider the tendered resignation and recommend to the Board of Directors whether to accept it. The Board of Directors will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board of Directors will promptly disclose its decision whether to accept or reject the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a current report on Form 8-K filed by the Company with the SEC.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee recommendation, or the Board of Directors’ action, regarding whether to accept the resignation offer.

If all members of the Corporate Governance and Nominating Committee receive a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them; provided, however, that if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, then all directors may participate in the action regarding whether to accept the resignation offers.

Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 17, 2025:

Name	Age	Position Held with the Company
Joseph F. Hanna	62	Chief Executive Officer, President and Director
Keith E. Pratt	62	Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary
Philip B. Hawkins	49	Executive Vice President, Chief Operating Officer
David M. Whitney	60	Senior Vice President, Chief Accounting Officer
Tara Wescott	51	Senior Vice President, Chief Human Resources Officer
Gilda Malek	56	Senior Vice President, Chief Legal Officer and Corporate Secretary
Kristina Van Trease	55	Senior Vice President, Chief Strategy Officer
John P. Skenesky	58	Vice President, TRS-RenTelco
John P. Lieffrig	60	Vice President, Portable Storage
Nicolas C. Anderson(1)(2)	40	Director
Kimberly A. Box(1)(2)(3)	65	Director
Smita Conjeevaram(2)(3)	63	Director
William J. Dawson(1)(2)	70	Director
Bradley M. Shuster(1)(3)	70	Chairman of the Board of Directors

(1)
Member of the Compensation Committee
(2)
Member of the Audit Committee
(3)
Member of the Corporate Governance and Nominating Committee

Nicolas C. Anderson, Kimberly A. Box, Smita Conjeevaram, William J. Dawson, Joseph F. Hanna, and Bradley M. Shuster are nominees to the Board of Directors and their descriptions appear under “Proposal No. 1: Election of Directors—Nominees.”

Keith E. Pratt currently serves as Executive Vice President, Chief Financial Officer of the Company, a position he has held since February 2017. He was appointed Senior Vice President, Chief Financial Officer in June 2007 and joined the Company in January 2006 as Vice President and was appointed Chief Financial Officer in March of that year. Mr. Pratt brings a wealth of financial leadership experience to his role. Prior to joining the Company, he served as Senior Vice President and Chief Financial Officer at Advanced Fibre Communications (AFC), a public telecommunications equipment company. He held this position from 1999 until AFC was acquired by Tellabs, Inc. in late 2004. Before becoming CFO at AFC, he served as Director of Corporate Development from 1997 to 1999. Mr. Pratt's experience extends beyond finance. He began his career at Pacific Telesis Group, Inc., where he served as Director, Strategy & Business Development Group from 1995 to 1997. Mr. Pratt holds an undergraduate degree in Production Engineering from Cambridge University and an M.B.A. from Stanford University.

Philip B. Hawkins was appointed Chief Operating Officer of the Company in January 2025. In this role, he oversees the Company's operational leadership while continuing to guide the Mobile Modular businesses. Mr. Hawkins brings a wealth of experience to his role as COO. He previously served as Senior Vice President and Division Manager, Mobile Modular from January 2022 to January 2025, overseeing Enviroplex, Inc., and Kitchens to Go by Mobile Modular. Prior to this, he successfully led Mobile Modular as Vice President and Division Manager from 2011 to 2021. He also served as Vice President and Division Manager of TRS-RenTelco from 2007 to 2011, and prior to that, he held the role of Manager, Corporate Financial Planning and Analysis from June 2004 to June 2007. Mr. Hawkins joined the Company in 2004 with the acquisition of TRS, an electronics equipment rental division of CIT Technologies Corporation, where he held the position of Senior Business Analyst for Technology Rentals and Services (TRS). He also held leadership roles at Dell Financial Services, demonstrating a strong foundation in finance and operations. Mr. Hawkins received B.S. degrees in Accounting, Finance, and Computer Information Systems from Arizona State University

David M. Whitney was appointed Senior Vice President, Chief Accounting Officer of the Company in January 2025. He joined the Company in 2000 as Corporate Controller and was subsequently elected Vice President and Principal Accounting Officer in March 2006. Mr. Whitney brings a wealth of accounting and financial expertise to his role. Prior to joining the Company, he served as Manager of Regional Accounting for The Permanente Medical Group in Oakland, California. Mr. Whitney holds a B.S. in Accounting from California State University, Hayward and is a Certified Public Accountant (CPA).

Tara Wescott was appointed Senior Vice President, Chief Human Resources Officer of the Company in January 2025, and brings a wealth of human resources experience to her role. Ms. Wescott joined the Company in 2020 as Vice President, Human Resources. Prior to that, she held various senior executive leadership roles in Human Resources at Macy’s Inc. from 2000 to 2020. In her tenure at Macy’s, she notably led Human Resources for Macys.com and Macy’s Technology. Her proven track record in leading HR initiatives across diverse business units positions her well to drive strategic HR programs for McGrath. Ms. Wescott holds a B.S. in Business Administration with a concentration in Marketing from California State University, East Bay.

Gilda Malek was appointed Senior Vice President, Chief Legal Officer, and Corporate Secretary of the Company in January 2025. She joined the Company in 2023 as Vice President, General Counsel, and Corporate Secretary. In her role, Ms. Malek oversees our legal, compliance and environmental health and safety functions. Ms. Malek brings a wealth of legal experience to her role. Prior to joining the Company, she served as Deputy General Counsel at Confluent, a leading SaaS company. Before that, Ms. Malek held various leadership positions in the Legal Department at AECOM, a global infrastructure firm, between 2007 and 2020. Her roles included Subsidiary General Counsel, Division Chief Counsel, and Corporate Deputy General Counsel. Ms. Malek received her J.D. from the University of San Francisco School of Law and her B.A. in Political Science from the University of California, Irvine.

Kristina Van Trease currently serves as Senior Vice President, Chief Strategy Officer, a position she has held since December 2023. Previously, she served as Senior Vice President, Strategy and Business Development from February 2022 through November 2023. Ms. Van Trease brings a wealth of experience and strategic acumen to her role. She previously served as Vice President and Division Manager of Adler Tank Rentals from August 2016 through January 2022. Prior to that, she successfully led the startup of the Company's Mobile Modular Portable Storage business, serving as Vice President and Division Manager from June 2009 to August 2016. Ms. Van Trease joined the Company in 1992 and has held various leadership roles throughout her career. She served as Director of Corporate Development from July 2007 through June 2009 and has also held key positions within the TRS-RenTelco division, including sales and management roles. Ms. Van Trease received a B.S. in Business Administration with a concentration in Marketing from San Jose State University.

John P. Skenesky currently serves as Vice President and Division Manager of TRS-RenTelco, a position he has held since November 2011. He previously served as the division's Director of Sales and Product Management from June 2007 to November 2011 and Director of Operations and Product Management from June 2004 to June 2007. Mr. Skenesky joined the Company in 1995 and has held various leadership roles within the RenTelco division, including branch management and sales. Prior to joining the Company, he served in lab and product management roles at Genstar Rentals from 1991 to 1994. Mr. Skenesky's career demonstrates a strong foundation in the industry, coupled with proven leadership and operational expertise. He possesses a deep understanding of the company's products, services, and customer needs. Mr. Skenesky served in the United States Navy from 1984 to 1990 as an electronics technician on submarines. He holds an M.B.A. from Texas Christian University.

John P. Lieffrig currently serves as Vice President and Division Manager of Mobile Modular Portable Storage, a position he has held since joining the Company in August 2016. Mr. Lieffrig brings extensive industry experience to his role. He previously served as Vice President Sales North America for Modular Space Corporation from 2005 to 2015. He has also held executive leadership roles with prominent companies such as Aramark Corporation and GE Capital. Mr. Lieffrig served on the Modular Building Institute Board of Directors for eight years, demonstrating his commitment to industry advancement. He was elected President of the Board in 2013. Mr. Lieffrig received B.A. degrees in Business Administration and Marketing from Carthage College.

Each executive officer of the Company serves at the pleasure of the Board of Directors.

Characteristics of Director Nominees

The chart below details our Board of Directors’ composition by various characteristics. This table includes information only on our director nominees.

Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	3
Two or More Races or Ethnicities
LGBTQ
Did Not Disclose Demographic Background

Corporate Governance Overview

Our Board of Directors is committed to strong and effective corporate governance, and, as a result, it regularly monitors our corporate governance policies and practices to ensure compliance with applicable laws, regulations, and rules, as well as best practices.

Our corporate governance program features the following:

•
We have an independent Chairman of the Board of Directors;
•
All of our directors, other than our Chief Executive Officer, are independent;
•
All of our directors are up for re-election annually;
•
Two of our six director nominees are women; additionally, two of our nominees are diverse representatives from under-represented communities;
•
Each director attended at least 75% of the aggregate total number of Board meetings and the total number of meetings of Board committees on which such director served during the time he or she served on the Board or committees in 2024;
•
We have no shareholder rights plan in place;
•
Our Board committees regularly review and update, as necessary, the committee charters, which clearly establish the roles and responsibilities of each such committee, and such charters are posted on our website for review;
•
Our Board generally has an executive session among our non-employee and independent directors after every board meeting;
•
The majority of our Audit Committee members qualify as Audit Committee financial experts;
•
Our Board has unrestricted access to the Company’s management, employees, and professional advisers;
•
We have a code of business conduct and ethics that is reviewed regularly for best practices and is posted on our website for review;
•
We have a clear set of corporate governance guidelines that are reviewed regularly for best practices and posted on our website for review;
•
We are committed to corporate and social responsibility;
•
We have no supermajority voting provisions in our charter documents;
•
We have a compensation recoupment policy;
•
Our insider trading policy prohibits hedging, pledging or engaging in derivative actions relating to our stock by all employees, officers, and directors;
•
Our Board performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations;
•
We conduct an annual say-on-pay vote;
•
Board and Chief Executive Officer succession planning is a focus and continual Board discussion topic;
•
Our corporate governance documents do not contain a supermajority standard for the approval of a merger or a business combination, which transaction requires the affirmative vote of a majority of the outstanding shares;
•
We had no related party transactions as defined by the Securities and Exchange Commission in 2024; and
•
We have a stock ownership and holdback requirement to ensure that our executive officers remain aligned with the interests of the Company and our shareholders.

Director Independence

The Board of Directors has determined that the five (5) non-employee directors on the Board of Directors, consisting of Messrs. Anderson, Dawson, and Shuster and Mses. Box and Conjeevaram, are “independent,” as defined in the listing standards of the NASDAQ Stock Market and regulations of the SEC and that Elizabeth Fetter, who resigned from our Board of Directors effective August 1, 2024, was independent during her service on our Board. Mr. Hanna, as an executive officer of the Company, is not considered independent. In making these determinations, our Board of Directors considered transactions and relationships between each director and his or her immediate family and the Company and our subsidiaries, including those reported in the section below captioned “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that such a director is independent. As a result of this review, the Board of Directors affirmatively determined, based on its understanding of such transactions and relationships, that the five (5) non-employee directors are independent of the Company and, therefore, a majority of the members of our Board of Directors are independent under the applicable listing standards of the NASDAQ Stock Market.

Leadership Structure of the Board of Directors

Our Board of Directors is currently comprised of five (5) independent directors and one (1) management director. Our Corporate Governance Guidelines state that the Board of Directors should remain free to decide whether the Chairman and Chief Executive Officer positions should be held by the same person. This allows the Board of Directors to determine the best arrangement for the Company and its shareholders, given changing circumstances of the Company and the composition of the Board of Directors. Currently, the positions are separated. Mr. Hanna, our Chief Executive Officer, is a seasoned leader with over 20 years of management and operational experience in the Company, and he clearly understands and drives our strategic growth and interacts well with the Chairman of the Board and the other directors. Mr. Shuster, our non-executive Chairman, has extensive experience as a senior executive of a public company and substantial experience on other public boards of directors and board committees. Additionally, he is experienced in the fields of mergers and acquisitions; finance, accounting, and investments; business development and operations; strategic and corporate development; stockholder engagement; and is an Audit Committee Financial Expert per the listing standards of the NASDAQ Stock Market, which is coupled with his deep knowledge of our Company. We believe our current leadership structure is optimal at this time.

Board Succession

Our Board of Directors is committed to adding new directors to infuse new ideas and fresh perspectives in the boardroom. As part of our board’s succession planning, the Corporate Governance and Nominating Committee and our Board of Directors regularly review the composition of the Board of Directors and assess the balance of knowledge, experience, skills, expertise, tenure, and diversity that is appropriate for the Board of Directors and the Company.

Board Tenure

Our Board of Directors recognizes that its current members have served on the Board of Directors for various tenures, with the shortest tenure being approximately two years but with other directors serving for greater than 10 years. Our Board of Directors believes that the Board represents a balance of industry, technical, and financial experiences, which provide effective guidance and oversight to management. Our governance policies reflect our belief that directors should not be subject to term limits. While term limits could facilitate fresh ideas and viewpoints being consistently brought to the Board of Directors, we believe they are counterbalanced by the disadvantage of causing the loss of a director who, over a period of time, has developed insight into our strategies, operations, and risks and continues to provide valuable contributions to board deliberations. Nonetheless, our Board of Directors is committed to adding new directors to infuse new ideas and fresh perspectives in the boardroom. In the past several years, four new directors have joined our Board of Directors, with the latest, Mr. Anderson, joining our Board in December 2022, and three long-serving directors retired or resigned. Our Nominating and Corporate Governance Committee will continue to prioritize diversity of background, and experiences, in future Board searches.

Shareholder Engagement

Our Board of Directors and management focus on creating long-term, sustainable shareholder value. Key to this goal is shareholder engagement at conferences and in one-on-one meetings to discuss our financial performance, corporate governance practices, executive compensation programs, and other matters. Our conversations with shareholders allow us to better understand our shareholders’ perspectives and provide us with useful feedback to calibrate our priorities.

Meetings and Committees of the Board of Directors

The Board of Directors met eight (8) times in 2024. No director attended fewer than 75% of either (i) the total number of meetings of the Board of Directors held in 2024, or (ii) the total number of meetings of the committees of the Board of Directors held in 2024 on which he or she served. All then in office attended the 2024 Annual Meeting of Shareholders via virtual participation. The standing committees of the Board of Directors currently consist of the Compensation Committee, the Audit Committee, and the Corporate Governance and Nominating Committee.

Compensation Committee

The Compensation Committee held five (5) meetings in 2024. The Compensation Committee currently consists of Messrs. Anderson, Dawson, and Shuster and Ms. Box. Ms. Box serves as its Chair. Ms. Fetter was a member of the Compensation Committee until her resignation from our Board and all committees on which she served effective August 1, 2024. The Board of Directors has determined that all current members of the Compensation Committee are “independent,” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations. In addition, the Board of Directors has determined that all current members of the Compensation Committee qualify as “non-employee directors” within the meaning of SEC Rule 16b-3 as promulgated under the Exchange Act, and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board of Directors adopted and approved a charter for the Compensation Committee. A copy of this charter is posted on our website at www.mgrc.com under the Investors section. The functions of the Compensation Committee, which are discussed in detail in its charter, are to (a) evaluate executive officer and director compensation policies, goals, plans, and programs; (b) determine the cash and non-cash compensation of the executive officers of the Company; (c) review and oversee the Company’s equity-based and other incentive compensation plans for employees; (d) evaluate the performance of the Company’s executive officers; and (e) direct and review the production of any reports required by the applicable rules and regulations of the SEC.

Compensation decisions for the executive officers of the Company are made by the Compensation Committee after the review by the Board of Directors. The Compensation Committee directs the Chief Executive Officer to develop the incentive compensation guidelines for the other executive officers and to recommend the incentive compensation bonuses for each of the other executive officers, subject to approval by the Compensation Committee. Compensation decisions for directors are made by the Board of Directors based on recommendations from the Compensation Committee.

Audit Committee

The Audit Committee held five (5) meetings in 2024. The Audit Committee currently consists of Messrs. Anderson and Dawson and Mses. Box and Conjeevaram. Mr. Dawson serves as its Chair. Ms. Fetter was a member of the Audit Committee until her resignation from our Board and all committees on which she served effective August 1, 2024. After considering transactions and relationships between each member of the Audit Committee or his or her immediate family and the Company and its subsidiaries and reviewing the qualifications of the members of the Audit Committee, the Board of Directors has determined that all current members of the Audit Committee are “independent,” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations. The Board of Directors has also determined that all current members of the Audit Committee are financially literate and have the requisite financial sophistication, as required by the listing standards of the NASDAQ Stock Market. Furthermore, the Board of Directors has determined that Messrs. Anderson and Dawson and Ms. Conjeevaram, as well as Ms. Fetter (during her tenure on the Audit Committee), each qualify as Audit Committee financial experts, as defined by the applicable SEC rules, pursuant to the fact that, among other things, Mr. Dawson was the Chief Financial Officer at several public and private companies, including the Chief Financial Officer of Adamas Pharmaceuticals, Inc.; Mr. Anderson is currently Managing Partner of Elm Grove Partners, a private equity firm, and is also Chief Executive Officer of ArcherHall; Ms. Conjeevaram is a CPA and has served in the capacity of Chief Financial Officer for four privately held financial and investment firms and is also an experienced independent director and audit committee member; and Ms. Fetter has served as the CEO of three public companies, served as a divisional CFO, taught finance and accounting at the graduate level, and served as a financial expert on other boards; and in those respective capacities each has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an Audit Committee financial expert.

The Board of Directors adopted and approved a charter for the Audit Committee. A copy of this charter is posted on our website at www.mgrc.com under the Investors section. The functions of the Audit Committee, which are discussed in detail in its charter, are to (a) oversee the engagement, replacement, compensation, qualification, independence, and performance of the Company’s independent auditors; (b) oversee the conduct of the Company’s accounting and financial reporting processes and the integrity of the Company’s audited financial statements and other financial reports; (c) oversee the performance of the Company’s internal accounting, financial, and disclosure controls function; and (d) oversee the Company’s compliance with its policies and other legal requirements as such compliance relates to the integrity of the Company’s financial reporting. The Audit Committee has also established procedures for (a) the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also oversees the preparation of a report for inclusion in our annual proxy statements and is charged with the other duties and responsibilities listed in its charter. For details, see “Report of the Audit Committee of the Board of Directors” in this Proxy Statement. The Audit Committee is a separately designated standing audit committee as defined in Section 3(a)(58)(A) of the Exchange Act.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held two (2) meetings in 2024. The Corporate Governance and Nominating Committee consists of Mr. Shuster and Mses. Box and Conjeevaram. Ms. Conjeevaram serves as its Chair. Our Board of Directors has determined that all current members of the Corporate Governance and Nominating Committee are “independent,” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations.

The Board of Directors adopted and approved a charter for the Corporate Governance and Nominating Committee. A copy of this charter is posted on our website at www.mgrc.com under the Investors section. The functions of the Corporate Governance and Nominating Committee, which are discussed in detail in its charter, are to assist the Board of Directors in all matters relating to (a) the establishment, implementation, and monitoring of policies and processes regarding the recruitment and nomination of candidates to the Board of Directors and committees of the Board of Directors; (b) the review and making of recommendations to the Board of Directors regarding the composition and structure of the Board of Directors and committees of the Board of Directors; (c) the development, evaluation, and monitoring of the Company’s corporate governance processes and principles; (d) the development and implementation of, and monitoring of compliance with, the Company’s Code of Business Conduct and Ethics and making recommendations to the Board of Directors of revisions to the Code of Business Conduct and Ethics from time to time, as appropriate; and (e) the administration of the Board of Directors’ annual self-evaluation process and the sharing of the results thereof with the Board of Directors for discussion and deliberation.

Corporate Responsibility

We believe that sound corporate citizenship and consideration of environmental, social, and governance principles are essential to our success. Wherever possible, the products, services, and practices of the Company are designed to promote these principles. We are committed to operating with integrity, contributing to the local communities surrounding our offices and facilities, promoting diversity, developing our employees, focusing on sustainability, and being thoughtful environmental stewards.

Our Board provides oversight of management’s efforts around corporate responsibility and citizenship, including risk oversight of these matters, and is committed to supporting the Company’s efforts to operate as a sound corporate citizen. Company management provides updates to the Board on the Company’s work during each quarterly Board meeting, and the Board discusses the same. Additionally, the Charter for our Corporate Governance and Nominating Committee also provides that this committee is specially designated to oversee corporate responsibility citizenship matters.

We believe that an integrated approach to business strategy, corporate governance, and corporate citizenship creates long-term value. Among the ways in which we have demonstrated our commitment to these principles are the following:

•
Commitment to minimizing adverse impacts on the environment through energy management programs, including high-efficiency HVAC and energy systems, responsible use of limited available land, and use of natural light.
•
When possible, the Company uses recycled building materials and construction components that can be further recycled on its modular building products.
•
Creation of a strong corporate culture that promotes the highest standards of ethics and compliance for our business, including a Code of Business Conduct and Ethics that sets forth principles to guide employee, designated executive, and non-employee director conduct.
•
Company and employee commitment to the local communities where our facilities are located, including supporting various non-profits, charities, and other community programs, and, from time to time, providing support through the McGrath Cares fund.
•
Equal employment opportunity hiring practices, policies, and management of employees.
•
Anti-harassment policy that prohibits hostility or aversion towards individuals in protected categories, prohibits sexual harassment in any form, details how to report and respond to harassment issues, and strictly prohibits retaliation against any employee for reporting harassment.
•
Commitment to fostering and promoting a diverse workforce and a collaborative work environment.

The Role of the Board of Directors in the Oversight of Risk

While Company management is primarily responsible for managing risk, the Board of Directors and each of its committees play a role in overseeing the Company’s risk management practices. The full Board of Directors is ultimately responsible for risk oversight, and it discharges this responsibility by, among other things, receiving regular reports from Company management concerning the Company’s business and the material risks facing the Company. Each of the Board’s committees also plays a role in risk oversight as follows:

Audit Committee. Under its charter, the Audit Committee plays a key role in the Board of Directors’ risk oversight process. The Audit Committee’s duties include discussing the Company’s guidelines and policies with respect to risk assessment and risk management with Company management and the Company’s independent auditors. The Audit Committee also receives regular reports from Company management and discusses with management the steps taken to monitor and control risk exposures. In addition, the Audit Committee reviews all of the Company’s quarterly financial reports, including any disclosure therein of risk factors affecting the Company and its businesses. The Audit Committee regularly receives reports from, among others, the Company’s Chief Financial Officer, Chief Accounting Officer, and Compliance Officer. The Audit Committee provides regular reports to the full Board of Directors on its risk oversight activities and any issues identified.

Compensation Committee. Under its charter, the Compensation Committee reviews with its independent compensation consultant and management, as appropriate, the Company’s compensation and succession plans, policies, and practices. The Compensation Committee also sets performance goals under the Company’s annual bonus and long-term incentive plans. In setting the performance targets and overseeing the Company’s compensation plans, policies, and practices, the Compensation Committee considers whether such plans, policies, and practices are consistent with the long-term interests of the Company’s shareholders. The Compensation Committee also considers risks that may be created and whether any such risks are reasonably likely to have a material adverse impact on the Company. The Compensation Committee considers the overall mix of compensation for all employees as well as the various risk control and mitigation features of its compensation plans, including appropriate performance measures and targets and incentive plan payout maximums. The Compensation Committee provides regular reports to the full Board of Directors on the Company’s compensation plans, policies, and practices and the Compensation Committee’s oversight of compensation-related risks.

Corporate Governance and Nominating Committee. Under its charter, the Corporate Governance and Nominating Committee is responsible for, among other things, developing and recommending to the Board of Directors a set of effective corporate governance guidelines and procedures designed to assure compliance with applicable governance standards. The Corporate Governance and Nominating Committee is also responsible for providing oversight of the Company’s strategy, policies, and practices regarding corporate responsibility. As part of that responsibility, the Corporate Governance and Nominating Committee receives annual presentations from the Company’s management on the Company’s work in this area and discusses the Company’s work and strategies on corporate responsibility with the Company’s management. The Corporate Governance and Nominating Committee provides regular reports to the Board of Directors.

The Board of Directors oversees the management of risks from cybersecurity threats, including the policies, standards, processes and practices that the Company’s management implements to address risks from cybersecurity threats. The Board of Directors receives reports on the Company’s technology and cybersecurity functions, including vulnerability assessments, any third-party and independent reviews, the threat environment, and other information security considerations.

Through the activities of the Audit, Compensation, and Corporate Governance and Nominating Committees, as well as the full Board of Directors interactions with management concerning the Company’s business and the material risks that may impact the Company, the independent directors on the Board of Directors are able to monitor the Company’s risk management process and offer critical insights to Company management.

Qualifications of Directors

The Corporate Governance and Nominating Committee will consider for nomination all bona fide candidates proposed by management or shareholders and will nominate directors that it believes will serve the best interests of the Company and its shareholders. Candidates must have the education and business or organizational experience and skills that will enable them to excel in carrying out their responsibilities on the Board of Directors. Candidates must possess and have demonstrated in professional endeavors the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term best interests of shareholders. Further, candidates must have an inquisitive and objective perspective, practical wisdom, and mature judgment, and be willing and able to challenge management in a constructive manner. Candidates will also be judged on their ability to work in a collegial manner with a sense of common purpose, energy, industry knowledge, business sense, and trust with other members of the Board of Directors and management, as one group acting in unison to solve difficult problems as they may arise. The candidate’s specific knowledge of the Company, its markets, and its strategy will also be considered.

When evaluating candidates, the Corporate Governance and Nominating Committee considers the diversity of the backgrounds, experience, and skills of the current directors on the Board of Directors, including their gender, age, ethnic, and cultural backgrounds, the long-term needs of the Company based on its strategic direction, and responsible succession planning for all Board positions. The Corporate Governance and Nominating Committee selects candidates who will provide the most value to the Board of Directors, management, and shareholders. The Corporate Governance and Nominating Committee assesses the effectiveness of its policy regarding diversity as part of the annual self-evaluation process.

The Board of Directors’ recommendations for inclusion in the slate of directors at an annual or special meeting of shareholders, or for appointment by the Board of Directors to fill a vacancy, are based on its determination, after reviewing recommendations from the Corporate Governance and Nominating Committee, as to the suitability of each recommended individual.

Director Nomination Process

Continuing Directors

The Corporate Governance and Nominating Committee will apply its director candidate selection criteria described above, including a director’s past contributions to the Board of Directors, prior to recommending a director for re-election to another term. Directors may not be re-nominated annually as a matter of course. Once the Corporate Governance and Nominating Committee evaluations are completed and the Corporate Governance and Nominating Committee have considered all other potential director candidates, it recommends the best slate of candidates for approval by the full Board of Directors.

New Directors

Generally, once a need to add a new member to the Board of Directors is identified, the Corporate Governance and Nominating Committee will initiate a search by working with staff support, seeking input from members of the Board of Directors and senior management, and hiring a consultant or search firm, if necessary.

After a slate of possible candidates is identified, certain members of the Corporate Governance and Nominating Committee, other members of the Board of Directors, and senior management have the opportunity to interview the prospective candidate(s). The remaining members of the Board of Directors who do not interview the prospective candidate(s) are kept informed. After completing its selection process, the Corporate Governance and Nominating Committee ultimately determines and recommends the best candidate(s) for approval by the full Board of Directors.

A description of the procedure to be followed by shareholders in submitting director recommendations is set forth in the “Shareholder Recommendations for Membership on our Board of Directors” in this Proxy Statement. The director candidate selection criteria will be equally applied to both continuing directors and shareholder-submitted director candidates.

Director Compensation

Our Compensation Committee periodically seeks input from independent compensation consultants on a range of external market factors, including evolving compensation trends, appropriate peer companies, and market survey data. The Compensation Committee reviews non-employee director compensation every two years. In August 2023, our Compensation Committee retained Semler Brossy Consulting Group (“Semler Brossy”) to conduct a review and analysis of the non-employee director compensation program to be considered by the Compensation Committee in establishing the 2024 compensation review cycle remuneration levels for our non-employee directors.

The 2024 compensation described below was approved by the Board of Directors based on Semler Brossy’s analysis and recommendations of the Compensation Committee. For a more complete description of the methodologies used by our compensation consultants and the Compensation Committee, please refer to “Compensation Consultant and Peer Group Selection” in this Proxy Statement.

For 2024, each non-employee director of the Company was compensated for his or her services as a director with an annual retainer of $85,000. In addition to the annual retainers, the Chairs of the Board of Directors, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee received additional annual retainers of $75,000, $25,000, $18,500, and $10,000, respectively. Each other member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee received annual retainers of $10,000, $7,500, and $5,500, respectively. Members of the Board of Directors do not receive additional compensation for attending Board or committee meetings. All non-employee directors are reimbursed for expenses incurred in connection with attending Board of Directors or committee meetings. Mr. Hanna received no additional compensation for his service as a director. These annual retainers are included in the “2024 Non-Employee Director Compensation Table” below.

For fiscal years 2025 and 2026, based on Semler Brossy’s updated analysis and recommendations conducted in 2024 for the two-year 2025 - 2026 compensation review cycle, the Compensation Committee recommended, and the Board of Directors approved, an increase to the non-employee director annual retainer for the Chair of the Corporate Governance and Nominating Committee. For fiscal year 2025, each non-employee director of the Company will receive an annual retainer of $85,000. In addition, to the annual retainer the Chairs of the Board of Directors, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee will receive additional annual retainers of $75,000, $25,000, $18,500, and $15,000, respectively. Each other member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee will receive annual retainers of $10,000, $7,500, and $5,500, respectively. Any non-employee director not serving on the Board of Directors for the full calendar year will receive prorated compensation based on that portion of the year in which he or she served. Mr. Hanna will not receive any additional compensation for his services as a director.

In addition to cash compensation, each of the non-employee directors of the Company has historically received an annual Restricted Stock Unit (“RSU”) equity grant denominated as a fair value and then converted to shares rounded to the nearest 100 at the date of grant. Based on Semler Brossy’s analysis conducted in 2023, the Compensation Committee recommended, and the Board of Directors approved, the fair value of the 2024 equity grant of approximately $120,000. On February 23, 2024, the Board of Directors granted each non-employee director RSUs under the 2016 Plan 1,000 shares of the Company’s Common Stock with a vesting date of April 1, 2025. Each of these grants represented an equivalent total equity compensation of $124,900, based on the NASDAQ Stock Market close price of $124.90 on February 23, 2024. The total equity compensation values can fluctuate slightly each year due to rounding. These 2024 RSU grants are included in the “2024 Non-Employee Director Compensation Table” in this Proxy Statement.

Based on Semler Brossy’s 2024 analysis for the two-year 2025 - 2026 compensation review cycle, the Compensation Committee recommended, and the Board of Directors approved, the fair value of the 2025 equity grant of approximately $130,000. On February 21, 2025, the Board of Directors granted each non-employee director RSUs under the 2016 Plan 1,000 shares of the Company’s common stock with a vesting date of April 1, 2026. Each of these grants represented an equivalent total equity compensation of $127,180, based on the NASDAQ Stock Market closing price of $127.18 on February 21, 2025. The total equity compensation values can fluctuate slightly each year due to rounding.

The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended December 31, 2024.

2024 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Nicolas C. Anderson	$102,500	$124,900	$227,400
Kimberly A. Box	$109,299	$124,900	$234,199
Smita Conjeevaram	$105,000	$124,900	$229,900
William J. Dawson	$117,500	$124,900	$242,400
Elizabeth A. Fetter(1)	$102,500	$124,900	$227,400
Bradley M. Shuster	$173,000	$124,900	$297,900

(1)
Ms. Fetter resigned from the Board of Directors effective August 1, 2024. The Compensation Committee approved the following in consideration of Ms. Fetter’s long service on the Board of Directors: (1) the accelerated vesting of 1,000 shares of restricted stock units, previously granted to Ms. Fetter on February 23, 2024, which would have otherwise vested on April 1, 2025, and (2) a cash payment to Ms. Fetter in the amount of approximately $51,000 in respect of Board and committee retainers for the remainder of calendar year 2024.
(2)
Pursuant to the Director Award Agreements, awards vest in full immediately prior to the specified effective date of a change in control or a corporate transaction.

Director Stock Ownership

The Board of Directors believes that, in order to align the interests of directors and shareholders, directors should have a significant financial (equity) stake in the Company. Each director has a target ownership level of 5,000 shares of Common Stock to be achieved by each director within five years of joining the Board of Directors or as soon thereafter as practicable. In evaluating whether the Common Stock value ownership guideline has been met, all Common Stock owned is considered. As of April 17, 2025, the ownership level of each of our non-employee directors met or exceeded the target or is within the ownership guidelines’ five-year compliance period.

Director Annual Evaluation

It is important to the Company that the Board and its committees are performing effectively and in the best interests of the Company and its shareholders. The Board performs an annual self-assessment, led by the Chair of the Corporate Governance and Nominating Committee, to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The Chair of the Corporate Governance and Nominating Committee then follows up on this feedback and takes such further action as he or she deems appropriate.

Insider Trading Policy

On February 14, 2025, the Board of Directors adopted a revised Insider Trading and Blackout Policy (the “Insider Trading Policy”), which governs the purchase, sale, and other dispositions of its securities by directors, officers and employees, and affiliates of the Company, as well as their immediate family members and other persons living in their households. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and any listing standards applicable to the Company. The Insider Trading Policy prohibits covered persons from directly or indirectly purchasing or selling the Company’s securities while in possession of material non-public information with respect to the Company’s securities. The Insider Trading Policy was filed as an exhibit to our 2024 Annual Report filed with the SEC on February 19, 2025.

No Political Contributions

It is the Company’s policy that no Company funds or assets will be used to make a contribution to any political party, political campaign, political candidate, or public official in the United States or any foreign country, unless the contribution is lawfully and expressly authorized by the Board of Directors or our Chief Executive Officer. The Company made no political contributions in 2024 and intends to make no political contributions in the future.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

In this Proxy Statement, we refer to Messrs. Hanna, Pratt, and Hawkins, and Mses. Malek and Van Trease collectively as our named executive officers or NEOs. Mr. Hanna is our Chief Executive Officer, Mr. Pratt is our Chief Financial Officer and Mr. Hawkins, and Mses. Malek and Van Trease were our next three highest compensated executive officers serving as of December 31, 2024. In this Proxy Statement, we refer to the NEOs and Messrs. Whitney, Skenesky, Lieffrig, and Ms. Wescott collectively as “executive officers.”

Proposed Acquisition by WillScot and Its Termination

As previously disclosed, on January 28, 2024, the Company entered into a merger agreement (the “Merger Agreement”) with WillScot Holdings Corporation (“WillScot”). On September 17, 2024, the Company and WillScot entered into a mutual termination agreement pursuant to which they mutually agreed to terminate the Merger Agreement.

2024 Business Performance Highlights and Alignment with Compensation

Our full-year 10% growth in both revenue and Adjusted EBITDA reflects a diligent focus on execution. We navigated some tough market demand conditions in Portable Storage and TRS-RenTelco, as well as the distractions of the terminated merger with WillScot. The modular business had a good year, and we made solid progress with our modular growth initiatives for additional services and new equipment sales. We maintained our focus on pricing optimization, rental fleet utilization, disciplined rental fleet investments, and value-added services for our customers. Growth initiatives for Mobile Modular Plus, Site Related Services, and new modular equipment sales all grew compared to the prior year.

The annual incentive bonus amounts in respect of 2024 for the executive officers were based on the Company’s Adjusted EBITDA for corporate officers and division-specific Adjusted EBITDA for division officers (defined as the Company’s net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation, transaction costs, gains on property sales, and non-operating transactions). Adjusted EBITDA accounted for 100% of the annual profitability bonus target in compensation plans for amounts paid out in 2024. In consideration of the then pending merger with WillScot, the Compensation Committee, in consultation with the Board of Directors and WillScot, approved RSUs which vest over three years in lieu of performance-based units (“PSUs”), a deviation from historical practices. This approach aligned with common market practices for companies in similar circumstances. The Compensation Committee has since reverted to its historical approach on equity grants (50% time-based RSUs and 50% PSUs) to executive officers subsequent to the termination of the merger and the Company continuing to operate as a standalone company.

Executive Compensation Program Design

The Compensation Committee has the responsibility for establishing, implementing, and continually monitoring the compensation of the Company’s executive officers. The Compensation Committee oversees and approves the design of the executive compensation program to ensure that the total compensation paid to our executive officers is fair, reasonable, competitive, and aligns with the goals and objectives of the Company. For the fiscal year ended December 31, 2024, the principal components of compensation for executive officers were:

1.
Annual base salary;
2.
Non-equity annual performance-based incentive compensation (“Annual Cash Bonus”) pursuant to the Non-Equity Performance-Based Incentive Plan (the “Cash Bonus Plan”); and
3.
Long-term equity incentive compensation.

The Compensation Committee determined that these three elements, with a significant percentage of total compensation allocated to “at-risk” performance-based incentives, best align the interests of our executive officers with our shareholders and achieve our overall goals for executive compensation. The Annual Cash Bonus rewards achievement of annual incentive goals and the long-term equity incentive compensation rewards achievement of long-term growth in shareholder value and sustained financial health of the Company. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews relevant market compensation data from its compensation consultant and other sources and uses its judgment to determine the appropriate level and mix of incentive compensation on an annual basis.

Elements of 2024 Executive Compensation Program

Compensation Element	Description	Program Features

Annual Base Salary	• Fixed component of annual cash compensation. • Influenced by competitive market pay trends and individual performance while considering each NEOs experience and scope of responsibilities.
•
Offers McGrath NEOs a stable measure of certainty and predictability to meet ongoing living and financial commitments.
•
Ensures McGrath remains competitive with the market to ensure the Company attracts and retains top talent.

Annual Incentive Compensation (“Annual Cash Bonus”)
•
Variable compensation paid to NEOs subject to pre-established financial “Profitability Bonus” targets as well as individual “Personal Annual Priorities” performance.
•
Each NEO is granted a target award (as a percentage of the NEO’s base salary) based upon job responsibilities, performance in role, and market competitiveness.
•
The Profitability Bonus Plan metric is a consistent metric of company Adjusted EBITDA for corporate officers and divisional Adjusted EBITDA for division VPs.

•
In 2024, Adjusted EBITDA was the only metric in the “Profitability Bonus” portion of the program, weighted 75% of the total Annual Cash Bonus. Based on Adjusted EBITDA performance, payouts can range from 50% at threshold to 200% at maximum, with linear interpolation between performance levels.
•
The remaining 25% of the Annual Cash Bonus was dedicated to “Personal Annual Priorities” comprised of a maximum of four (4) items deemed to be the most critical priorities for each NEO for the year. Individual priorities payout opportunity is capped at 100% of target.

Long-Term Equity Incentives
•
In 2024, the Compensation Committee granted time-based RSUs that vest in three equal annual installments over three years based on continued service.
•
A target equity award is granted to each NEO commensurate with job responsibilities, market competitiveness, experience, and qualitative and quantitative performance factors.

•
Historically, up to and including calendar year 2023, the Compensation Committee approved long-term incentive compensation awards for the Company’s executive officers that have 50% of the equity value granted as PSUs, vesting at the end of each three-year performance period, and 50% of the equity value granted as RSUs vesting over three equal annual installments. In connection with the transactions contemplated by the Merger Agreement, and due to the impracticality of setting and measuring long-term Company performance goals during the then pending transaction, the Compensation Committee determined that long-term incentive compensation awards granted on February 23, 2024, would be granted 100% in the form of time-based RSUs. The Compensation Committee has since reverted to its historical approach on equity grants (50% time-based RSUs and 50% PSUs) in 2025.

Executive Compensation Practices at a Glance

We strive to have compensation programs that serve to attract and retain our best people, align the interests of our employees with those of our shareholders by focusing incentive compensation on pay for performance, and at the same time assure good corporate governance. Over the years, always with a focus on enhancing long-term shareholder value, we have implemented many changes, including granting RSUs with longer-term targets, stock ownership guidelines, a compensation recoupment policy, a risk-hedging policy, change in control arrangements, limited perquisites, net settlement features in equity grants to reduce the effect of dilution, and setting realistic stretch targets specifically focused on our rental industry metrics.

What We Do	What We Do Not Do

Pay for Performance under Our Cash Bonus Plan: We link pay to performance and shareholder interests by establishing an annual cash bonus plan based on financial metrics and personal annual priorities established in advance by the CEO and/or the Compensation Committee.

Performance-Based Long Term Incentive Compensation: Historically, 50% of the equity awards granted to our executive officers have performance-based vesting subject to goals associated with Company ROIC performance revenue.

Compensation Recoupment Policy: The policy may require an executive officer, in the event of a financial restatement, to reimburse the Company with respect to any incentive compensation (including cash and equity awards) received during the past three years.

Capped Incentives under Our Annual Cash Bonus Plan: Bonuses under our annual cash bonus plan are capped for our executive officers — the cap is tied to their base salary for the relevant year, and in no case is it greater than 200% of their target bonus.

Equity Awards Vesting: Performance-based awards vest at the end of each three-year performance period. Time-based awards are subject to a three-year vesting schedule.

Stock Ownership and Holdback Guidelines: Our executive officers and directors are subject to stock ownership and holdback guidelines.

Compensation Committee Independence and Experience: The Compensation Committee is comprised solely of independent directors who have extensive experience.

Thorough Compensation Risk Assessment: The Compensation Committee regularly conducts a comprehensive risk assessment of the Company’s executive compensation programs and practices every two years to ensure prudent risk management.

Independent Compensation Advisor: The Compensation Committee utilizes its own independent advisor.

Annual Stockholder Advisory Vote: We conduct an annual shareholder advisory vote on the compensation of our NEOs.

No “Single Trigger” Change of Control Severance Payments: We generally do not have “single trigger” severance payments owing solely on account of the occurrence of a change of control event.

No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our annual cash bonus plan.

No Re-Pricing of Equity Awards: Our equity plans prohibit repricing of equity awards without shareholder approval.

No Special Perquisites or Retirement Benefits: We do not provide special perquisites or retirement benefits to our executive officers that are not generally made available to all of our employees except that any executive officer employed with the Company for at least 10 years may remain on the Company’s health insurance policy after retiring if he or she pays 100% of the premiums.

No Tax Gross-Ups: We do not provide tax gross-ups.

No Hedging in Company Securities: Our employees and directors are prohibited from engaging in any hedging transaction with respect to company equity securities.

No Pledging of Company Securities: Our employees and directors are prohibited from engaging in any pledging transaction with respect to company equity securities.

The following sections describe all the features of our executive compensation in more detail.

Compensation Philosophy and Objectives

The purpose of the Company’s executive compensation program is to attract and retain exceptional talent and to reward performance by establishing measurable objectives to drive future performance, thus aligning our executive officers’ interests with those of our shareholders. We believe the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term, and strategic goals of the Company. Our primary objective is to align our executive officers’ interests with the interests of our shareholders by rewarding the achievement of established goals that contribute to increased long-term shareholder value. To that end, part of our executive officers’ compensation is directly tied to identifiable, objective goals by which performance can be measured. In addition, in structuring our executive compensation program, we consider the compensation of our executive officers relative to the compensation paid to similarly situated executives of our peer group companies and the broader general market.

Advisory Vote on Executive Compensation

At the 2024 Annual Meeting, 97% of the shares of Common Stock present and entitled to vote on the advisory vote on the executive compensation proposal were in favor of our named executive officer's compensation. The result of the 2024 vote was consistent with our record over the past five years of greater than 95% support for say-on-pay. The Board of Directors and Compensation Committee reviewed these final vote results and determined that, given the significant level of support, our executive compensation policies and decisions discussed in the “Compensation Discussion and Analysis” were appropriate to achieve our objectives.

Compensation Consultant and Peer Group Selection

The Compensation Committee periodically seeks input from its outside compensation consultant on a range of external market factors, including evolving compensation trends, appropriate peer companies, and market survey data. In 2024, the Compensation Committee retained Semler Brossy to conduct a review and analysis of our current compensation program to be considered by the Compensation Committee in establishing the compensation levels and severance guidelines for our non-employee directors and executive officers. After consideration of several factors relating to the independence of Semler Brossy, including those guidelines set forth in the NASDAQ listing standards, the Compensation Committee determined that Semler Brossy is independent.

In late 2023, Semler Brossy provided an analysis with relevant market data and alternatives to consider when making compensation decisions for our executive officers. The analysis compared each element of total compensation against a peer group of publicly traded companies and compensation survey data (the “Compensation Peer Group”). The Compensation Peer Group consisted of companies against which we compete for recruiting and retaining executives and independent non-employee directors. The peer group serves as a basis for which the Compensation Committee considers an analysis of market competitive pay for all of the Company’s executive officers in comparison to peers when determining pay levels for target compensation. The peer group also serves as an informative source determining competitive practices relative to pay design and governance practices. In selecting the Compensation Peer Group, the Compensation Committee also sought to comply with best-practice parameters by including companies in a similar industry or geography and with similar financial metrics, such as revenue, market capitalization, and total assets. The Compensation Committee generally reviews total compensation and considers it compared to the Compensation Peer Group.

Other factors were also taken into consideration when determining executive officer compensation levels, including:

1)
Divisional size (revenues or earnings) contribution to Company-wide results relative to other divisions.
2)
Divisional business complexity relative to other divisions of the Company.
3)
Stature/experience/length of service of executive officer in role relative to market comparisons.
4)
Geographic location of executive officer and relative market comparisons.
5)
Definition and extent of responsibilities of executive officer role by the Company versus peer group sources.
6)
Divisional leadership transition or new business initiatives.
7)
Appropriate weighting or relativeness of different peer group sources.
8)
Other factors the Compensation Committee may deem appropriate.

The companies comprising the 2024 Compensation Peer Group are as follows:

Air Lease Corporation	Air Transport Services Group, Inc.	Badger Meter, Inc.
Cohu, Inc.	Custom Truck One Source, Inc.	Enerpac Tool Group Corporation
Form Factor, Inc.	GATX Corporation	H&E Equipment Service, Inc.
Harmonic, Inc.	Herc Holding Inc.	Kratos Defense & Security Solutions, Inc.
Montrose Environmental Group, Inc.	Stem, Inc.	Transcat, Inc.
Triton International LTD	UniFirst Corporation	WillScot Mobile Mini Holdings Corporation

In connection with Semler Brossy’s review of non-employee director and executive compensation in 2024, the Company reviewed the Compensation Peer Group and determined to remove Triton International LTD from the Peer Group companies for 2025, as the company was acquired.

Process of Setting and Approving Executive Compensation; Role of Chief Executive Officer

The Compensation Committee approves annual compensation levels and equity awards to all of our executive officers. The process is described below:

The five steps below describe the process of setting and approving executive compensation and the role of the Chief Executive Officer in a typical year.

1.
The Compensation Committee reviews the independent compensation consultant’s analysis to evaluate for each executive officer (1) a target total compensation amount; (2) the appropriate allocation of base salary, annual bonus, and long-term equity incentive compensation; (3) the risk that any compensation element could have an adverse impact on the Company; and (4) if there should be any change to the forms of compensation to better align our executive officer’s interests with those of our shareholders.
2.
For the Chief Executive Officer, the allocation of base salary, annual bonus, and long-term equity incentive compensation and the applicable performance target levels are determined by the Compensation Committee, in consultation with the Chairman of the Board of Directors and separately with all of the independent directors. The Chief Executive Officer has no role in setting his compensation.
3.
For each of the other executive officers, the Chief Executive Officer recommends the allocation of base salaries, annual bonuses, and long-term equity incentive compensation and the applicable performance target levels. These recommendations are presented to the Compensation Committee for the Compensation Committee’s consideration and, if appropriate, approval.
4.
Shortly after the end of the fiscal year, the Chief Executive Officer reviews the performance of each executive officer (other than himself) against his or her established personal objectives for the year and general management responsibilities and then determines the achievement level attained.
5.
At the end of the fiscal year, the Compensation Committee reviews the Chief Executive Officer’s performance. The Compensation Committee then determines, based on the market data and the Chief Executive Officer’s performance, and after consultation with the Chairman of the Board of Directors and separately with all independent directors, the compensation of the Chief Executive Officer.

2024 and 2025 Annual Base Salary

The table below sets forth the annual base salary of each of our named executive officers in 2024 and 2025. Based on the performance results of 2023, the outlook for the Company in 2024 and 2025, the updated analysis conducted by the Compensation Committee’s compensation consultant, and Mr. Hanna’s input for the named executive officers other than himself, the Compensation Committee considered and approved the increased base salaries, due to merit and alignment with relevant market trends, for the named executive officers in 2024 and 2025, as shown in the table below.

Name	2024 Base Salary	2025 Base Salary
Joseph F. Hanna	$850,000	$875,000
Keith E. Pratt	$520,000	$540,000
Philip B. Hawkins(1)	$450,000	$500,000
Gilda Malek	$440,000	$455,000
Kristina Van Trease	$350,000	$380,000

(1)
Mr. Hawkins was promoted to Chief Operating Officer, effective January 13, 2025. His salary increase for 2025 reflects his promotion.

2024 Non-Equity Performance-Based Incentive Plan Compensation

The 2024 Cash Bonus Plan is comprised of two components. The first component compensates the executive officer for his or her efforts leading to the Company’s success at meeting its annual profitability goals. Annual profitability goals are measured by Adjusted EBITDA for corporate executive officers (Messrs. Hanna and Pratt and Mses. Malek and Van Trease) and for division executive officers (Mr. Hawkins). The second component measures the executive officer’s success at accomplishing his or her personal annual priorities. These two components are used to ensure an emphasis on annual profitability and to define each executive officer’s specific role with measurable goals to achieve annual and long-term increases in shareholder value. For each of our NEOs, the profitability component is weighted 75% and the personal annual priorities component is weighted 25%.

Component 1—Profitability:

The profitability goal for the corporate NEOs, Messrs. Hanna and Pratt and Mses. Malek and Van Trease, is based 100% on the Company’s Adjusted EBITDA. For the division NEO, Mr. Hawkins, his profitability goal is based 90% on Adjusted EBITDA for the Mobile Modular division, and 10% is based on Division EBIT for the Enviroplex division.

Adjusted EBITDA is calculated from results reported on the Company’s income statement, excluding one-time acquisition-related transaction costs disclosed by the Company in its annual and quarterly reports. For a reconciliation of Adjusted EBITDA to the comparable GAAP measure, please reference the Original Annual Report.

Division EBIT is calculated from results reported on the Company’s income statement disclosed by the Company in its annual and quarterly reports.

We use a collaborative process between our Chief Executive Officer, Chief Financial Officer, and other executive officers to determine the annual profitability goal for each of the executive officers of the Company. The goals are then recommended to the Compensation Committee. The Compensation Committee then reviews each executive officer’s compensation history and performance before determining final levels for profitability goals.

The annual profitability goals for each division and the Company are established at the beginning of each fiscal year based upon a “realistic stretch” philosophy. The Company’s management determines the potential annual financial performance for each division and the Company based on its outlook for the opportunity levels in the markets in which it operates, strategic and tactical initiatives, and other key factors and special circumstances, applying a “realistic stretch” view to what potentially can be accomplished. We expect that although it would take a significant amount of effort on the part of each individual, 100% of the target annual profitability level can be achieved for the year. We assume any amount in excess of the target annual profitability goal would be difficult to achieve without extraordinary effort or the occurrence of significant and unforeseen changes in the competitive landscape. Each executive officer has a designated percentage of base salary for the calendar year that can be earned for achieving 100% of his or her respective annual profitability goal. For 2024, based on input from Semler Brossy, and consistent with common practices in the market, the threshold for the 2024 Cash Bonus Plan is such that 90% achievement will result in 50% bonus eligibility. Achievement below 90% results in zero payout. At 110% achievement, the plan pays a maximum of two times the bonus target for profitability. Achievement and resulting bonus payouts for performance between Threshold and Target, and for performance between Target and Maximum, are determined based on straight-line interpolation.

	% of Goal Achieved	% of Bonus Earned
Below	< 90%	—
Threshold	90%	50%
Target	100%	100%
Maximum	110%	200%

Component 2—Personal Annual Priorities:

The second component for the Cash Bonus Plan measures each executive officer’s success at accomplishing his or her personal annual priorities. Final determination of the personal annual priorities for each executive officer rests with the Chief Executive Officer (other than the personal annual priorities of the Chief Executive Officer, which are determined by the Compensation Committee, after consultation with the Chairman of the Board of Directors and separately with all independent directors). These personal annual priorities are measured periodically throughout the year and paid annually, using a collaborative process between the Chief Executive Officer or the Executive Vice President and each executive officer. The personal annual priorities generally are comprised of a maximum of four (4) items deemed to be the most critical priorities that require action to be taken for the current evaluation period. Each priority is weighted according to (1) the critical nature of the priority relative to other priorities; and (2) the amount of time and effort involved in accomplishing the priority relative to other priorities.

Listed below under “2024 Cash Bonus Plan Percentages” is a schedule identifying each NEO and the percentage amounts of base salary for calendar year 2024 that could have been earned under this component for achieving a 100% rating for all personal priorities. Each personal annual priority goal represents a challenge, and complete success is not always solely in the control of the executive officer. There are factors that may affect the outcome, including changes in market conditions and unanticipated variables. Each personal annual priority is measured, and the overall weighted average of achievement for all personal annual priorities is multiplied by the total percentage of base salary allotted to personal annual priorities available to each executive officer. The Compensation Committee annually uses its discretion to allocate specific percentages of profitability and personal annual priorities for each executive officer.

2024 Cash Bonus Plan Percentages:

Based on each named executive officer’s performance results in 2023, the outlook for the Company in 2024, and Mr. Hanna’s input for executive officers other than himself, the Compensation Committee considered and approved the Cash Bonus Plan percentages for the profitability goal and the personal annual priorities components in 2024 for the NEOs as shown in the table below (which includes percentages applicable if the target is met for each goal, as well as the maximum percentages applicable if the target is exceeded for each goal).

				Adjusted EBITDA(1)			Individual Component(2)
Name	2024 Base	Target bonus as % of Base	2024 Target Bonus $	Wt.	% Earned	Payout $	Wt.	% Earned	Payout $	Total Payout $	Total Payout as % of Target
Joseph F. Hanna	$850,000	100.0%	$850,000	75.0%	105.9%	$675,113	25.0%	100.0%	$212,500	$887,613	104.4%
Keith E. Pratt	$520,000	60.0%	$312,000	75.0%	105.9%	$247,806	25.0%	100.0%	$78,000	$325,806	104.4%
Philip B. Hawkins(3)	$450,000	60.0%	$270,000	75.0%	186.1%	$376,934	25.0%	100.0%	$67,500	$444,434	164.6%
Gilda Malek	$440,000	50.0%	$220,000	75.0%	105.9%	$174,735	25.0%	100.0%	$55,000	$229,735	104.4%
Kristina Van Trease	$350,000	60.0%	$210,000	75.0%	105.9%	$166,793	25.0%	100.0%	$52,500	$219,293	104.4%

(1)
Maximum payout for Adjusted EBITDA is 200% of target.
(2)
Maximum payout for Individual Component is 100% of target.
(3)
Mr. Hawkins' 2024 Cash Bonus Plan consists of a Division EBITDA goal for the Mobile Modular division, and a Division EBIT goal for Enviroplex, a sub-division of Mobile Modular.

Under the terms of the 2024 Cash Bonus Plan, in the event of a named executive officer’s termination by the Company without cause or a resignation for good reason, which occurs prior to the end of the fiscal year, the bonus will be prorated based on the number of days such named executive officer was employed prior to such termination for the year of termination, with the bonus amount calculated as follows: (i) for the profitability component, the target bonus amount, and (ii) for the priorities component, full satisfaction of the specified priorities. In the event of a change of control, the bonus will be prorated based on the number of days the named executive officer was employed prior to the change of control, with the bonus amount calculated as follows: (i) for the profitability component, the target bonus amount, and (ii) for the priorities component, full satisfaction of the specified priorities.

2024 Goals and Results:

With respect to annual profitability goals:

•
Messrs. Hanna and Pratt and Mses. Malek and Van Trease’s Company profitability goal for Adjusted EBITDA was $349,676,000, and results achieved were $351,725,000, or 100.59% of plan, resulting in a 105.90% payout for this incentive compensation component.
•
Mr. Hawkins had a division-specific profitability goal for Adjusted EBITDA for Mobile Modular of $211,293,000. Results achieved were $229,160,000, or 108.46% of plan, resulting in a 184.60% payout for this incentive compensation component. Mr. Hawkins also had a division-specific profitability goal for Division EBIT for Enviroplex of $3,024,000. Results achieved were $4,402,000, or 145.57% of plan, resulting in a 200% payout for this incentive compensation component.

With respect to personal annual priorities goals:

•
Mr. Hanna achieved 100% of his 2024 personal annual priorities goals, consisting of implementing and executing on the Company’s growth strategy, maximizing shareholder value, supporting the growth of the key Mobile Modular strategic initiatives, and land optimization.
•
Mr. Pratt achieved 100% of his 2024 personal annual priorities goals, consisting of supporting the Company’s growth strategy, maximizing shareholder value, and supporting the development of additional organizational strengths and capabilities.
•
Mr. Hawkins achieved 100% of his 2024 personal annual priorities goals, consisting of executing the Company’s core business initiatives and delivery of strategic initiatives.
•
Ms. Malek achieved 100% of her 2024 personal annual priorities goals, consisting of Corporate Secretary responsibilities, enhancements of risk management framework, oversight of corporate legal matters, and other organizational excellence initiatives.
•
Ms. Van Trease achieved 100% of her 2024 personal annual priorities goals, consisting of supporting the Company's growth strategy, land optimization, and support efforts that optimize the Company’s core performance.

At year-end, the Compensation Committee evaluated the 2024 accomplishments of the NEOs and approved a one-time discretionary bonus for each NEO to acknowledge his/her overall achievements in 2024. The NEOs led the company through strong business results throughout 2024 while managing through a pending acquisition that was approved by the shareholders and subsequently terminated.

The Annual Bonus amounts under the Cash Bonus Plan paid to each of the named executive officers are also listed in column (g), and the one-time discretionary bonus is listed in column (d) in the “Summary Compensation Table” in this Proxy Statement.

Long-Term Incentive Compensation

2024 Long-Term Equity Incentives
•
The Company’s long-term incentive program encourages a long-term focus through the use of equity compensation, the value of which is dependent on the performance of our common stock.
•
Each Company executive is granted a target value of long-term equity incentives. The number of shares underlying the grants to each NEO is equal to the target value divided by the closing share price of our common stock on the date of grant ($124.90 on February 23, 2024).
•
In 2024, in connection with the proposed acquisition by WillScot, each NEO was awarded long-term incentive compensation awards 100% in the form of time-based restricted stock units (“RSUs”), as opposed to the Company's historic practice of granting awards 50% in the form of performance based RSUs .

2024 Long-Term Incentive Compensation Equity Grants

		Performance-Vested RSUs(1)			Time-Vested RSUs
Name	Target LTI $	% of Target LTI	# of Units Granted	$ Value	% of Target LTI	# of Units Granted	$ Value
Joseph F. Hanna	$3,300,000	—	—	—	100%	26,420	$3,300,000
Keith E. Pratt	$1,150,000	—	—	—	100%	9,210	$1,150,000
Philip B. Hawkins	$500,000	—	—	—	100%	4,000	$500,000
Gilda Malek	$500,000	—	—	—	100%	4,000	$500,000
Kristina Van Trease	$350,000	—	—	—	100%	2,800	$350,000

(1)
No PSUs were awarded in 2024.

Restricted Stock Units (“RSUs”):

The 2024 time-based RSUs vest in three annual installments over three years based on the continued service of the executive.

Performance-Based Restricted Stock Units (“PSUs”):

As discussed above, no PSUs were granted in 2024, however, in 2025, the Compensation Committee reverted to its historical approach on equity grants (50% time-based RSUs and 50% PSUs) to executive officers subsequent to the termination of the merger and the Company continuing to operate as a standalone company. As with PSUs granted in prior years, the 2025 PSUs will be earned based upon achievement of a three-year corporate ROIC target (for corporate executive officers; division specific ROIC targets for divisional executive officers) and a revenue target, each weighed equally. The PSUs cliff vest following the completion of the three-year performance period, subject to continued service and achievement of the performance goals.

2022 Three-Year PSU Achievement:

Name	2022-2024 Actual Performance	2022-2024 Target PSUs	2022-2024 PSUs Earned
Joseph F. Hanna	200%	8,310	16,620
Keith E. Pratt	200%	3,230	6,460
Philip B. Hawkins	200%	2,000	4,000
Gilda Malek(1)	—	—	—
Kristina Van Trease	200%	1,570	3,140

(1)
Ms. Malek was hired on March 21, 2023, and did not receive 2022 PSUs.

2024 McGrath Equity Awards

In past years, the Compensation Committee approved long-term incentive compensation awards for the Company’s executive officers to have 50% of the equity value granted as performance-based RSUs, vesting at the end of each three-year performance period, and 50% of the equity value granted as time-based RSUs vesting over three years. In connection with the merger with WillScot, the Compensation Committee, in consultation with WillScot, agreed that long-term incentive compensation awards granted in February 2024 would be in the form of time-based RSUs, as opposed to the Company’s historic practice, due to the impracticality of setting and measuring long-term Company performance goals during the then pending transaction. Accordingly, on February 23, 2024, the Compensation Committee granted only time-based RSU awards to each of its executive officers, vesting 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date, and 34% on the third anniversary of the grant date. If the employment of any of the Company’s executive officers is terminated without cause or the executive officer resigns for good reason within 12 months after a change in control transaction (as defined in the award agreement), subject to a release of claims, all of such executive officer’s time-based RSUs granted on February 23, 2024 would accelerate and vest upon such termination of employment. In 2025, the Compensation Committee reverted to its historical approach on equity grants to executive officers.

Executive Officer Stock Ownership and Stock Holdback Guidelines

The Board of Directors believes that, in order to better align the interests of management and shareholders, executive officers should have a significant financial (equity) stake in the Company. Historically, each executive officer has had a target level of Company Common Stock value to achieve within seven (7) years of his or her date of hire. The target level of Common Stock value to be achieved is a multiple of each executive officer’s base salary. The multiples of executive officer base salary have been four (4) times for the Chief Executive Officer and two (2) times for all other executive officer positions. In evaluating whether the Common Stock value ownership guideline has been met, all shares of Common Stock owned, in the McGrath RentCorp Employee Stock Ownership and 401(k) Plan (“KSOP”) shares and 50% of the value (market price less strike price) of all vested unexercised stock options had been considered. Additionally, it has been the Company’s policy that each executive officer has a 10% holdback provision for RSU equity grant settlements to facilitate earlier achievement of stock ownership under the Company’s stock ownership guidelines.

Effective February 14, 2025, the Board of Directors amended the Company's previous Stock Ownership Guidelines for officers as follows:

CEO Stock Ownership	Equivalent to five (5) times annual base salary
Other Executive Officers Stock Ownership	Equivalent to two (2) times annual base salary
Time to Comply	Five (5) years
Holding Requirement	50% until guideline is met based on net, after-tax shares upon vesting or exercise
Determination of Holding Requirement	Calculation is based on vested RSUs and PSUs; unvested RSUs and vested options are not included in the holding requirement calculation

The Board of Directors may consider exceptions to these Stock Ownership Guidelines based on various factors, including financial hardship.

Equity Granting Policy

In 2007, the Board of Directors adopted an equity granting methodology whereby there is one annual equity grant date, which is the date when the blackout window opens after the year-end earnings are released. All designated non-employee directors, executive officers, and key employees are eligible to receive an equity grant on the annual equity grant date with an exercise price (for stock options or SARs) or grant price (for RSUs), equal to the NASDAQ Stock Market close price on that day. The Board of Directors may authorize the Chief Executive Officer an additional allotment of options or shares to be granted at his discretion to new hires and promotion candidates, other than executive officers, over the course of a given time frame, with the grant date and exercise or grant price based on the last trading day of each month of the employment event. This allotment is not available to executive officers, as all grants to executive officers must be made by the Compensation Committee.

Compensation Recoupment Policy

In 2011, the Board of Directors adopted a Compensation Recoupment Policy that applies to executive officers if the Company is required to restate its financial statements. The Board believes it is desirable and in the best interests of the Company and its shareholders to maintain and enhance a culture that is focused on integrity and accountability and believes that this policy discourages conduct detrimental to the Company’s sustained growth. In 2023, the Board of Directors adopted the Company’s Amended and Restated Compensation Recoupment Policy (the “Policy”) in accordance with the NASDAQ Stock Market listing standards and Rule 10D-1 under the Exchange Act. The Policy requires any current or former executive officer, in the event of a financial restatement, to reimburse the Company with respect to any incentive compensation (including cash and equity awards) received during the past three years that is in excess of that which would have been received if such compensation had been based upon the financial statements as so restated. The Policy is posted on our website at www.mgrc.com under the Investors/Corporate Governance section.

Risk-Hedging Policies

Pursuant to the Company’s Insider Trading and Blackout Policy, officers and directors of the Company are prohibited from engaging in short-term or speculative securities transactions with respect to the Company’s Common Stock. These prohibited transactions can have the effect of reducing or canceling the risk of an investment in the Common Stock, particularly in the short-term. These prohibited transactions may create the appearance that the executives are trading on inside information. Additionally, certain forms of hedging or monetization transactions allow a shareholder to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the holder to continue to own the covered securities but without full risks and rewards of ownership. Therefore, Company personnel are also specifically prohibited from engaging in short sales, hedging transactions, buying or selling puts or calls, buying any of the Company’s securities on margin, pledging transactions, and engaging in derivative transactions related to the Company’s securities (such as exchange-traded options). The Company’s Insider Trading Policy further provides that Company personnel who purchase or sell Company securities in the open market may not correspondingly sell or purchase any Company securities of the same class during the six months following the purchase. The Insider Trading Policy is posted on our website at www.mgrc.com under the Investors/Corporate Governance section.

Perquisites and Other Personal Benefits

Executive officers are entitled to and eligible only for the same fringe benefits for which all of our employees are eligible. We do not have programs in place to provide personal perquisites for any employee. Our healthcare and other insurance programs, including the programs’ participation costs, are the same for all eligible employees, except that any executive officer employed with the Company for at least 10 years may remain on the Company’s health insurance policy after retiring from the Company, provided that such executive officer pays 100% of the premiums. Our annual matching contributions to the Company’s Employee Stock Ownership and 401(k) Plan (“KSOP”), expressed as a percentage of eligible wages, up to a stated percentage of eligible wages (and any discretionary contributions that we may make to the KSOP, expressed as a percentage of eligible wages), are also the same for all eligible employees, including each named executive officer, subject to all applicable Internal Revenue Service contribution limits and formulas for plans of these types.

Change in Control Arrangements

Up until February 2025, the Company maintained a “Change in Control Severance Plan” for our CEO and CFO. The Change in Control Severance Plan as approved in 2013, and updated in February 2022, contained an initial two-year term with no automatic renewal. The Compensation Committee adopted the Change in Control Severance Plan to help ensure appropriate behavior by individuals in key management roles in evaluating, presenting, and acting upon change in control opportunities involving the Company that may arise. As discussed further under “Amended Plans” below, in February 2025, the Company replaced the Change in Control Severance Plan by consolidating the Company’s two severance plans into a single plan document. The Compensation Committee believes that previously maintaining the Change in Control Severance Plan, and now replacing it with the Amended Severance Plan (as defined under the "Amended Plans" below) is in the best interests of shareholders in helping to ensure (a) the individuals in those management roles most likely to influence a change in control opportunity are appropriately incentivized to act in the best interests of shareholders; (b) continuity of management before and during an impending transaction, or the need for continuity in management after a change in control; and (c) the Company’s continuing ability to attract talented senior management members, as well as to avoid executives departing due to limited or no remuneration protections in the event of a change in control transaction. Further, the Compensation Committee believes that stable corporate leadership exhibiting the desired management behaviors is imperative for shareholders to be in a position to realize a favorable premium in the potential sale of the Company.

Under the Change in Control Severance Plan, each of Messrs. Hanna and Pratt would have been entitled to severance payments and termination benefits upon a termination of their employment that is a qualifying termination under the Change in Control Severance Plan. Under the Change in Control Severance Plan, if Messrs. Hanna’s or Pratt’s employment were terminated without cause or for good reason within 12 months following a change in control, subject to a release of claims, they would have been entitled to: (i) two times annual base salary; (ii) two times target bonus for the year of termination; (c) medical benefits under COBRA for up to 24 months for Mr. Hanna and 12 months for Mr. Pratt; (d) outplacement assistance in accordance with the applicable McGrath policies and guidelines in effect immediately prior to termination of employment; and (e) full acceleration and vesting of any and all equity awards. The Change in Control Severance Plan did not provide for a tax gross-up.

Involuntary Termination Severance Plan for Officers

The Compensation Committee established a formal Involuntary Termination Severance Plan for Officers (the “Severance Plan”) to address involuntary termination severance eligibility and payments for executive officer-level positions. The Compensation Committee believes that maintaining this Severance Plan is in the best interests of shareholders in helping to ensure the Company’s continuing ability to attract and retain talented senior executives. For the fiscal year ended December 31, 2024, all of our executive officers were selected by the Compensation Committee to be covered by the Severance Plan.

Under the Severance Plan, as in existence during calendar year 2024, upon a termination by the Company without cause prior to a change in control or after 12 months following a change in control, subject to a release of claims, our NEOs are entitled to the following severance benefits: (a) for Messrs. Hanna and Pratt, a severance payment of up to the equivalent of 12 months of base salary, and for other executive officers, a severance payment of up to the equivalent of 6 months of base salary, (b) medical benefits under COBRA for up to 12 months, and (c) outplacement assistance in accordance with the applicable Company policies and guidelines in effect immediately prior to termination of employment. In the cases of Messrs. Hanna and Pratt, during calendar year 2024, if they were eligible to receive severance benefits under the Change in Control Severance Plan, they would not also have been eligible to receive severance benefits under the Severance Plan, but would instead have received the benefits described under Change in Control Severance Plan above.

Under the Severance Plan, upon a termination by the Company without cause or a resignation for good reason within 12 months after a change in control, subject to a release of claims, each executive officer other than Messrs. Hanna and Pratt are entitled to receive (a) a severance payment of up to the equivalent of 6 months of base salary, (b) medical benefits under COBRA for up to 12 months, (c) full acceleration and vesting of any and all equity awards, and (d) outplacement assistance in accordance with the applicable Company policies and guidelines in effect immediately prior to termination of employment. The Severance Plan does not provide for a tax gross-up.

In addition, the Company’s annual cash bonus plan for executive officers generally provides that upon such executive officer’s termination of employment without cause or resignation for good reason, which occurs prior to the end of the plan term, such executive officer would receive a pro-rated bonus based on the number of days of employment prior to such termination for the plan year, with the bonus amount calculated based on full satisfaction of the target components under the plan. If an executive officer’s employment is terminated without cause or an executive officer resigns for good reason in the middle of a plan year, such executive officer would be entitled to a pro-rated annual bonus for the year of termination.

Amended Plans

In February 2025, the Board of Directors, in consultation with Semler Brossy, reviewed the Company’s Severance Plan and the Change in Control Severance Plan and approved consolidation of the two plans into the McGrath RentCorp Involuntary Termination Severance Plan for Officers (the “Amended Severance Plan”).

Under the Amended Severance Plan, upon a termination by the Company without cause, as defined in the Amended Severance Plan, prior to a change in control or after 24 months following a change in control, subject to a release of claims, our NEOs are entitled to the following severance benefits: (a) for Messrs. Hanna, Pratt, and Hawkins, a lump sum cash severance payment equal to 18 months of base salary plus 150% of the executive's target annual cash bonus for the year in which termination occurs; and for Messes. Malek and Van Trease, a lump sum cash severance payment equal to 12 months of base salary plus 100% of the executive's target annual cash bonus for the year in which termination occurs; (b) medical benefits under COBRA for up to 18 months for Messrs. Hanna, Pratt, and Hawkins, and up to 12 months for Messes. Malek and Van Trease; (c) prorated vesting of RSUs and prorated vesting of PSUs at target performance levels, in each case prorated based on the number of days elapsed during the applicable vesting period; and (d) outplacement assistance in accordance with the applicable Company policies and guidelines in effect immediately prior to termination of employment.

Under the Amended Severance Plan, upon a termination by the Company without cause or resignation by the NEO for good reason, as defined in the Amended Severance Plan, within 24 months following a change in control, subject to a release of claims, our NEOs are entitled to the following severance benefits: (a) for Messrs. Hanna, Pratt, and Hawkins, a lump sum cash severance payment equal to 24 months of base salary plus 200% of the executive’s target annual cash bonus for the year in which termination occurs; and for Messes. Malek and Van Trease, a lump sum cash severance payment equal to 18 months of base salary plus 150% of the executive’s target annual cash bonus for the year in which termination occurs; (b) medical benefits under COBRA for up to 24 months for Messrs. Hanna, Pratt, and Hawkins, and 12 months for Messes. Malek and Van Trease; (c) one hundred percent (100%) vesting of RSUs and one hundred percent (100%) vesting of PSUs at target performance levels; and (d) outplacement assistance in accordance with the applicable Company policies and guidelines in effect immediately prior to termination of employment.

Under the Amended Severance Plan, upon a termination of the NEO’s employment due to death or disability, as defined in the Amended Severance Plan, subject to a release of claims, the NEO, or their estate, is entitled to the following severance benefits: (i) one hundred percent (100%) vesting of RSUs, and (ii) one hundred percent (100%) vesting of PSUs at target performance levels.

Acceleration Under Equity Plans

The Company’s existing equity compensation plans provide for full acceleration of equity awards upon a qualifying termination after a change in control for all employees of the Company. In addition, pursuant to the terms of the award agreements, in the event that a change in control occurs before the applicable performance result is determined, all outstanding 2023 PSUs will become vested, assuming achievement of target performance, on a pro-rated basis based on the date of such change in control.

The Company’s existing equity compensation plans also provide for full acceleration of equity awards in the event that the equity awards are not assumed or replaced in a change in control situation.

In addition, covered employees enjoy any additional rights provided under the terms of an equity compensation award, including but not limited to the terms of the Company’s 2016 Stock Incentive Plan, 2007 Stock Incentive Plan, or any other Company equity plan. The Compensation Committee believes that providing this vesting acceleration assists us in attracting and retaining key employees, including our executives, and promotes stability and continuity of our key employees, which we believe is in the best interests of our shareholders. For details, see “Potential Payments upon Termination or Change in Control” in this Proxy Statement.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our corporate tax deduction for compensation paid to certain executive officers to $1 million per year. Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, this limitation did not apply to compensation that qualified as “performance-based” compensation under Section 162(m) of the Code. Under the TCJA, this “performance-based” exception was repealed for taxable years beginning after December 31, 2017, except with respect to certain “grandfathered” compensation.

The Compensation Committee intends to maximize our ability to deduct executive compensation for tax purposes to the extent structuring our executive compensation for tax purposes is in alignment with our compensation philosophy. The Compensation Committee nonetheless reserves the right to use its judgment to authorize compensation payments that may not be deductible when the committee believes that such payments are appropriate and in the best interests of our shareholders, after taking into account changing business conditions or the executive officer’s performance.

Accounting for Stock-Based Compensation

We accrue our named executive officers’ salaries and incentive awards as an expense when earned. For our stock-based compensation, the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”), requires us to recognize compensation expense within our income statement for all share-based payment arrangements, which includes employee stock option plans. The expense is based on the grant-date fair value of the equity award granted and is recognized ratably over the requisite service period. The Compensation Committee considers the expense of equity awards as part of its overall evaluation of our equity compensation program.

Compensation Policies and Practices and Risk Management

The Compensation Committee considers potential risks when reviewing and approving the compensation programs for our executive officers and other employees. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk-taking. The following elements have been incorporated into our programs available for our executive officers:

•
A Balanced Mix of Compensation Components—The target compensation mix for our executive officers is composed of base salary, annual cash bonus incentives, and long-term equity awards.
•
Multiple Performance Factors—Our incentive compensation plans use both company-wide metrics and individual annual priorities, which encourage a focus on the achievement of objectives for the overall benefit of the Company.
•
Different Performance Metrics—We generally use different performance metrics between our cash bonus and performance RSU programs, providing a balance and mitigating against the potential for undue risk in meeting a single goal.
•
Realistic Performance Goals—Financial performance goals in our performance-based incentive plans are set at levels that are intended to be attainable without the need to take inappropriate risks.
•
Capped Incentive Awards—Payouts for both the annual cash bonus incentive awards and our performance RSUs are capped for our executive officers.
•
Stock Ownership Guidelines—Our stock ownership guidelines align the interests of our executive officers with preservation and appreciation of stockholder value over time.
•
Multi-Year Vesting—Equity awards vest over multiple years, requiring long-term commitment on the part of employees.
•
Competitive Positioning—The Compensation Committee considers our executive compensation program structure and levels relative to our peers. The Compensation Committee generally targets total compensation to be in a market-competitive range relative to our peer group and compensation survey data.
•
Corporate Governance Programs—We have implemented corporate governance guidelines, a code of conduct, a compensation recoupment policy, and other corporate governance measures and internal controls.

The Compensation Committee also reviews the key design elements of our compensation programs in relation to industry practices, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the board. As a result of this review, the Compensation Committee concluded that, based on a combination of factors, our compensation policies and practices do not incentivize excessive risk-taking that could have a material adverse effect on the Company.

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act, unless specifically stated to be incorporated by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Kimberly A. Box, Chair
Nicolas C. Anderson
William J. Dawson
Bradley M. Shuster

Summary Compensation Table

The following table provides summary information concerning the compensation earned during the fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022, by each of our NEOs.

Summary Compensation Table(1)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Joseph F. Hanna	2024	$850,000	$300,000	$3,299,858	—	$887,613	—	$140,372	$5,477,843
President and Chief Executive	2023	$800,000	—	$2,700,334	—	$1,130,660	—	$140,964	$4,771,958
Officer	2022	$700,000	—	$1,350,376	—	$965,913	—	$104,878	$3,121,167
Keith E. Pratt	2024	$520,000	$40,000	$1,150,329	—	$325,806	—	$62,175	$2,098,310
Executive Vice President,	2023	$500,000	—	$750,672	—	$426,900	—	$61,931	$1,739,503
Chief Financial Officer and	2022	$480,000	—	$524,876	—	$385,248	—	$43,993	$1,434,117
Assistant Corporate Secretary
Philip B. Hawkins	2024	$450,000	$40,000	$499,600	—	$444,434	—	$42,364	$1,476,398
Executive Vice President,	2023	$380,000	—	$410,784	—	$363,546	—	$43,613	$1,197,943
Chief Operating Officer	2022	$350,000	—	$325,000	—	$209,167	—	$30,999	$915,166
Gilda Malek(6)	2024	$440,000	$40,000	$499,600	—	$229,735	—	$18,955	$1,228,290
Senior Vice President, Chief Legal	2023	$313,425	—	$400,300	—	$233,823	—	—	$947,548
Officer and Corporate Secretary	2022	—	—	—	—	—	—	—	—
Kristina Van Trease	2024	$350,000	$40,000	$349,720	—	$219,293	—	$35,989	$995,002
Senior Vice President, Chief	2023	$330,000	—	$479,596	—	$281,754	—	$23,650	$1,115,000
Strategy Officer	2022	$316,000	—	$255,126	—	$258,749	—	$27,518	$857,393

(1)
Amounts disclosed in this and other tables may minimally vary from amounts presented within the CD&A narrative due to rounding to the nearest dollar for tabular purposes.
(2)
At year-end, the Compensation Committee evaluated the 2024 accomplishments of the NEOs and approved a one-time discretionary bonus for each NEO to acknowledge his/her overall achievements in 2024. The NEOs led the company through strong business results throughout 2024 while managing through a pending acquisition that was approved by the shareholders and subsequently terminated.
(3)
The amounts in columns (e) and (f) reflect the aggregate grant date fair value amounts, in accordance with ASC the 718, of awards granted pursuant to the 2016 Plan. RSUs were granted to our NEOs on February 23, 2024, with a grant date fair value of $3,299,858 for Mr. Hanna; $1,150,329 for Mr. Pratt; $499,600 for Mr. Hawkins; $499,600 for Ms. Malek; and $349,720 for Ms. Van Trease. The grant date fair value of each RSU granted to the NEOs, is equal to the closing share price of our common stock on the date of grant of $124.90. No PSUs were granted to our NEOs in 2024. Assumptions used in the calculation of these amounts are included in the notes of the Company’s audited financial statements for the fiscal year ended December 31, 2024, included in the 2024 Annual Report. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that may be realized by the named executive officers.
(4)
The amounts in column (g) reflect amounts earned by the NEOs during the fiscal year ended December 31, 2024, and paid in 2025 pursuant to the Cash Bonus Plan. See “Non-Equity Performance-Based Incentive Plan Compensation” in this Proxy Statement for additional detail.
(5)
The amounts in column (i) reflect the cash contributions allocated to each NEO pursuant to the provisions of the Company’s Employee Stock Ownership and 401(k) Plan and dividend equivalent payouts for vested RSUs and PSUs that were not factored into the grant date fair values of such RSUs and PSUs. The table below details the amounts paid to each NEO.
(6)
Ms. Malek was hired on March 21, 2023.

Name	Year	Employee Stock Ownership and 401(k) Plan Cash Contribution ($)	RSU and PSU Dividend Payments ($)	Total ($)
Joseph F. Hanna	2024	$13,800	$126,572	$140,372
	2023	$13,200	$127,764	$140,964
	2022	$12,200	$92,678	$104,878
Keith E. Pratt	2024	$13,800	$48,375	$62,175
	2023	$13,200	$48,731	$61,931
	2022	$12,200	$31,793	$43,993
Philip B. Hawkins	2024	$13,800	$28,564	$42,364
	2023	$13,200	$30,413	$43,613
	2022	$12,200	$18,799	$30,999
Gilda Malek	2024	$13,800	$5,155	$18,955
	2023	—	—	—
	2022	—	—	—
Kristina Van Trease	2024	$13,800	$22,189	$35,989
	2023	$13,200	$10,450	$23,650
	2022	$12,200	$15,318	$27,518

2024 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph F. Hanna		$531,250	$850,000	$1,487,500	—	—	—	—	—	—	—
	2/23/2024	—	—	—	—	—	—	26,420	—	—	$3,299,858
Keith E. Pratt		$195,000	$312,000	$546,000	—	—	—	—	—	—	—
	2/23/2024	—	—	—	—	—	—	9,210	—	—	$1,150,329
Philip B. Hawkins		$168,750	$270,000	$472,500	—	—	—	—	—	—	—
	2/23/2024	—	—	—	—	—	—	4,000	—	—	$499,600
Gilda Malek		$137,500	$220,000	$385,000	—	—	—	—	—	—	—
	2/23/2024	—	—	—	—	—	—	4,000	—	—	$499,600
Kristina Van Trease		$131,250	$210,000	$367,500	—	—	—	—	—	—	—
	2/23/2024	—	—	—	—	—	—	2,800	—	—	$349,720

(1)
The amounts listed in these columns reflect the threshold, target and maximum amounts payable to the NEOs pursuant to the Cash Bonus Plan. See “Non-Equity Performance-Based Incentive Plan Compensation” for additional detail. The threshold assumptions assume achieving 90% of the profitability target and no achievement of the personal annual priorities.
(2)
On February 23, 2024, each NEO, received a grant of time-based RSUs with 33% vesting on the first annual anniversary of the grant; 33% vesting on the second annual anniversary of the grant; and 34% vesting on the third annual anniversary of the grant. Each unit represents a right to receive one share of Common Stock or an amount equal to the fair market value of the Common Stock underlying the unit on the vesting date.

2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Joseph F. Hanna	—	—	—	—	—	2,771	(1)	$309,853	16,620	(4)	$1,858,448
						6,394	(2)	$714,977	16,310	(5)	$1,823,784
						26,420	(3)	$2,954,284
Keith E. Pratt	—	—	—	—	—	1,077	(1)	$120,430	6,460	(4)	$722,357
						2,401	(2)	$268,480	3,600	(5)	$402,552
						9,210	(3)	$1,029,862
Philip B. Hawkins	—	—	—	—	—	667	(1)	$74,584	4,000	(4)	$447,280
						1,314	(2)	$146,931	1,970	(5)	$220,285
						4,000	(3)	$447,280
Gilda Malek	—	—	—	—	—	2,861	(2)	$319,917	—		—
						4,000	(3)	$447,280
Kristina Van Trease	—	—	—	—	—	524	(1)	$58,594	3,140	(4)	$351,115
						1,021	(2)	$114,168	1,530	(5)	$171,085
						2,800	(3)	$313,096

1)
Represents RSUs granted on February 25, 2022, with 33% vesting on the first annual anniversary of the grant; 33% vesting on the second annual anniversary of the grant; and 34% vesting on the third annual anniversary of the grant. Each RSU represents a right to receive one share of the Company’s common stock or an amount equal to the fair market value of the Company’s common stock underlying the unit on the vesting date, with vesting dates of 2/25/23, 2/25/24, and 2/25/25.
2)
Represents RSUs granted on February 24, 2023, with 33% vesting on the first annual anniversary of the grant; 33% vesting on the second annual anniversary of the grant; and 34% vesting on the third annual anniversary of the grant. Each RSU represents a right to receive one share of the Company’s common stock or an amount equal to the fair market value of the Company’s common stock underlying the unit on the vesting date, with vesting dates of 2/24/24, 2/24/25, and 2/24/26. Except for Ms. Malek who received her RSU grant on March 31, 2023, with vesting dates of 3/31/24, 3/31/25, and 3/31/26.
3)
Represents RSUs granted on February 23, 2024, with 33% vesting on the first annual anniversary of the grant; 33% vesting on the second annual anniversary of the grant; and 34% vesting on the third annual anniversary of the grant. Each RSU represents a right to receive one share of the Company’s common stock or an amount equal to the fair market value of the Company’s common stock underlying the unit on the vesting date, with vesting dates of 2/23/25, 2/23/26, and 2/23/27.
4)
Represents PSUs granted on February 25, 2022, that are subject to a performance-based vesting component at the end of a three-year performance period. Unless earlier forfeited under the terms of the PSUs, each PSU vests and converts into no less than 50% and no more than 200% of one share of the Company’s common stock. The PSUs vest 100% at the end of the three-year performance period if the performance goal is satisfied, with a vesting date of 2/25/25.
5)
Represents PSUs granted on February 24, 2023, that are subject to a performance-based vesting component at the end of a three-year performance period. Unless earlier forfeited under the terms of the PSUs, each PSU vests and converts into no less than 50% and no more than 200% of one share of the Company’s common stock. The PSUs vest 100% at the end of the three-year performance period if the performance goal is satisfied, with a vesting date of 2/24/26.

2024 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph F. Hanna	—	—	24,680	$3,076,362
Keith E. Pratt	—	—	9,393	$1,170,837
Philip B. Hawkins	—	—	5,804	$723,469
Gilda Malek	—	—	1,429	$172,580
Kristina Van Trease	—	—	3,086	$384,670

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding our equity compensation plans as of December 31, 2024:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$—	929,012
Equity compensation plans not approved by security holders	—	$—	—
Total	—	$—	929,012

Our 2016 Stock Incentive Plan was approved by shareholders and has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Potential Payments upon Termination or Change-in-Control

Pursuant to the terms of the agreements for the McGrath PSU awards granted during the 2022 calendar year (each, a “2022 PSU”), in the event of a change in control of the Company and such event occurs prior to the end of the three-year performance period, at the effective time of such change-in-control event, each outstanding 2022 PSU would accelerate and be deemed earned based on the McGrath Board’s good faith best estimate of projected actual performance through the end of the performance period. Assuming a change in control of the Company occurred on December 31, 2024, based on a closing NASDAQ Stock Market price of $111.82 per share on December 31, 2024, the value of the 2022 PSUs that each NEO would be entitled to is shown in the table below. The acceleration and vesting of a portion of the 2022 PSUs occurs on a change in control and is not contingent on an NEO’s termination of employment.

Pursuant to the terms of the agreements for the McGrath PSU awards granted during the 2023 calendar year (each, a “2023 PSU”), in the event of a change in control of the Company occurring prior to the end of the three-year performance period, a prorated portion of the 2023 PSUs would vest assuming target performance is achieved, with the prorated portion determined based on the number of days elapsed between the grant date and the change in control event. Assuming a change in control occurred on December 31, 2024, based on a closing NASDAQ Stock Market price of $111.82 per share on December 31, 2024, the value of the 2023 PSUs that each NEO would be entitled to is shown in the table below. The acceleration and prorated vesting of a portion of the 2023 PSUs occurs on a change in control and is not contingent on an NEO's termination of employment.

	2022 PSUs		2023 PSUs
Name	Number of PSUs	Value of PSUs	Number of PSUs	Value of PSUs
Joseph F. Hanna	16,620	$3,716,897	10,069	$1,125,916
Keith E. Pratt	6,460	$1,444,714	2,222	$248,516
Philip B. Hawkins	4,000	$894,560	1,216	$135,994
Gilda Malek(1)	—	$—	—	$—
Kristina Van Trease	3,140	$702,230	945	$105,619

(1)
Ms. Malek was hired on March 21, 2023, and therefore was not granted PSUs in 2022 or 2023.

Under the terms of our Cash Bonus Plan, the 2016 Stock Incentive Plan and related equity award agreements and KSOP, as well as our Change in Control Severance Plan and Involuntary Termination Severance Plan for Officers, payments may be made to each of our named executive officers upon his or her termination of employment or a change in control (as defined in each plan) of the Company. See “Compensation Discussion and Analysis” and “Equity Compensation Plan Information” for a description of, and an explanation of, the specific circumstances that would trigger payments under each plan, agreement, or policy.

The following table sets forth the estimated payments that would be made to each of our NEOs upon voluntary termination, including termination for good reason, termination not for cause, termination for cause, termination in connection with a change in control, and termination due to death or permanent disability. The payments would be made pursuant to the plans, agreements, or Company policies identified in the preceding paragraph. The information set forth in the table below assumes the termination event occurred on December 31, 2024. As discussed under “Amended Plans” above, in February 2025, the Company replaced the Change in Control Severance Plan by consolidating the Company’s two severance plans into a single plan, named the Amended Severance Plan. The following table does not reflect the terms and conditions of the Amended Severance Plan, which became effective after December 31, 2024.

The actual amounts to be paid out can only be determined at the time of an executive’s separation from the Company and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes.

Name	Voluntary Resignation for Good Reason ($)		Involuntary Termination		Termination Without Cause or Resignation for Good Reason & Change in Control(3) ($)	Retirement, Death, Permanent Disability, or Resignation Without Good Reason ($)
			Without Cause(1) ($)	For Cause ($)
Joseph F. Hanna
Non-Equity Incentive Plan	850,000		850,000	—	1,700,000	—
Accelerated Awards Under Equity Incentive Plans(2)	—		1,125,916	—	8,821,928	—
Cash Severance	—		850,000	—	1,700,000	—
Continuation of Medical Benefits Under COBRA (present value)	—		24,687	—	49,374	—
Reasonable Outplacement Assistance	—		15,000	—	15,000	—
Total	850,000	—	2,865,603	—	12,286,302	—
Keith E. Pratt
Non-Equity Incentive Plan	312,000		312,000	—	624,000	—
Accelerated Awards Under Equity Incentive Plans(2)	—		248,516	—	2,717,928	—
Cash Severance	—		520,000	—	1,040,000	—
Continuation of Medical Benefits Under COBRA (present value)	—		24,687	—	24,687	—
Reasonable Outplacement Assistance	—		15,000	—	15,000	—
Total	312,000		1,120,203	—	4,421,615	—
Philip B. Hawkins
Non-Equity Incentive Plan	270,000		270,000	—	270,000	—
Accelerated Awards Under Equity Incentive Plans(2)	—		135,994	—	1,528,198	—
Cash Severance	—		225,000	—	225,000	—
Continuation of Medical Benefits Under COBRA (present value)	—		35,255	—	35,255	—
Reasonable Outplacement Assistance	—		7,500	—	7,500	—
Total	270,000		673,749	—	2,065,953	—
Gilda Malek
Non-Equity Incentive Plan	220,000		220,000	—	220,000	—
Accelerated Awards Under Equity Incentive Plans(2)	—		—	—	767,197	—
Cash Severance	—		220,000	—	220,000	—
Continuation of Medical Benefits Under COBRA (present value)	—		23,640	—	23,640	—
Reasonable Outplacement Assistance	—		7,500	—	7,500	—
Total	220,000		471,140	—	1,238,337	—
Kristina Van Trease
Non-Equity Incentive Plan	210,000		210,000	—	210,000	—
Accelerated Awards Under Equity Incentive Plans(2)	—		105,619	—	1,173,901	—
Cash Severance	—		175,000	—	175,000	—
Continuation of Medical Benefits Under COBRA (present value)	—		—	—	—	—
Reasonable Outplacement Assistance	—		7,500	—	7,500	—
Total	210,000		498,119	—	1,566,401	—

(1)
Represents the severance payments and benefits that the NEOs would be entitled to if a termination without cause occurs prior to or after 12 months following a change in control under the Severance Plan including (i) one year of base salary for Messrs. Hanna and Pratt and six months of base salary for Mr. Hawkins and Mses. Malek and Van Trease, (ii) 12 months of COBRA coverage payable to the NEOs (and the NEO’s spouse and dependents, as applicable) and (iii) reasonable outplacement assistance. In addition, upon a termination without cause, under the 2024 Cash Bonus Plan, each NEO would be entitled to payment of the target bonus amount pro-rated based on the date of termination. There would not be any acceleration of equity awards if a termination without cause occurs prior to or after 12 months following a change in control.
(2)
Assumes termination on the last day of the calendar year, with a closing NASDAQ Stock Market price of $111.82 per share on December 31, 2024. Under the Change in Control Severance Plan and the Severance Plan, as applicable, if a termination of employment without cause or a resignation for good reason within 12 months following a change in control of the Company, all unvested equity awards held by the NEOs would become fully vested. For the 2023 PSUs only, if the NEOs employment is terminated by the Company without cause (excluding due to death or disability), the PSUs shall immediately vest at target performance levels, and the percentage of vested PSUs earned would be prorated based on the number of days elapsed during the performance period prior to termination. For each NEO, the amount included represents (i) the value of 100% of their unvested RSUs, (ii) the value of 200% of their unvested 2022 PSUs based on actual performance for the performance period; and (iii) for the 2023 PSUs, prorated acceleration at target performance levels based on a termination event occurring on December 31, 2024.
(3)
Represents the severance payments and benefits that the NEOs would be entitled to under the Change in Control Severance Plan and the Severance Plan, as applicable, if a termination of employment without cause or a resignation for good reason within 12 months following a change in control of the Company, including (i) for Messrs. Hanna and Pratt, an amount equal to two times the sum of their annual base salary and annual target bonus for the year of termination, and for Mses. Malek and Van Trease and Mr. Hawkins, an amount equal to 6 months of their annual base salary, (ii) 24 months COBRA coverage payable to the CEOs and 12 months of COBRA coverage payable to other NEOs (and the NEO’s spouse and dependents, as applicable), (iii) reasonable outplacement assistance and (iv) full acceleration and vesting of all equity awards. In addition, upon a termination without cause or a resignation for good reason, under the 2024 Cash Bonus Plan, each NEO would be entitled to payment of the target bonus amount pro-rated based on the date of termination.

CEO Compensation Pay Ratio

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create shareholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2024, the total compensation of Joseph F. Hanna, our President and Chief Executive Officer, of $5,477,843, as shown in the “Summary Compensation Table” above, (the “CEO Compensation”), was approximately 72 times the total compensation of a median employee of $75,926, calculated in the same manner.

Our CEO to median employee pay ratio is calculated in accordance with the SEC’s rules pursuant to Item 402(u) of Regulation S-K. We identified the median employee by examining the 2024 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2024, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2024. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

Treatment of Certain Compensation Elements Upon Termination

Executive Severance Policy. We do not have employment agreements. The Compensation Committee has, however, established terms and conditions to address involuntary termination severance benefits for executive officer-level positions in connection with a change in control of the Company or otherwise. For details, see the “Change of Control Severance Plan” and “Involuntary Termination Severance Plan for Officers” and "Amended Plans" discussions within the “Compensation Discussion and Analysis” section of this Proxy Statement.

Retirement Plan. All employees who participate in our KSOP are entitled to their vested amounts upon termination of their employment.

Health and Welfare Benefit and Executive Benefits and Perquisites Continuation. An executive officer is not entitled to any continuation of his or her health and welfare benefits, executive benefits, or perquisites (other than pursuant to COBRA) following the termination of his or her employment, except that any executive officer employed with the Company for at least 10 years may remain on the Company’s health insurance policy after he or she retires from the Company, provided he or she pays 100% of the premiums.

Long-Term Incentives. Except in the circumstances discussed above, an executive officer forfeits his or her stock options or unvested shares of restricted stock upon termination of employment and is not entitled to any continuation of vesting or acceleration of vesting with respect to his or her options or unvested restricted stock awards. The executive would be, however, entitled to exercise any vested options for a period of 90 days after termination and is entitled to continue to hold his or her shares of restricted stock that had previously vested (in the same manner as any other employee of the Company). In the event of a qualifying termination following a change in control, an executive officer is entitled to the acceleration of vesting with respect to all of his or her equity awards, consistent with the Change in Control arrangements described above.

Pay Versus Performance

In accordance with rules adopted by the SEC, we provide the following disclosure regarding executive Compensation Actually Paid (“CAP”) (as calculated in accordance with SEC rules) and certain Company performance for the fiscal years listed below. See “Executive Compensation” in this Proxy Statement for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

					Year-end value of $100 invested on 12/31/2019 in:
Year	Summary Compensation Table Total for Joseph Hanna $	Compensation Actually Paid to Joseph Hanna(1)(2)(3) $	Average Summary Compensation Table Total for Non-CEO NEOs(4) $	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)(3)(4) $	MGRC $	S&P 500 Industrials Index $	Net Income (in millions) $	Pre-Tax Income (in millions) $
2024	5,337,471	4,343,165	1,409,629	1,263,606	162.65	176.44	231.7	313.6
2023	4,771,898	8,501,597	1,249,999	1,755,679	171.07	150.20	174.6	151.2
2022	3,121,167	4,871,184	1,029,825	1,480,971	138.54	127.15	115.1	150.0
2021	3,261,680	4,386,308	969,855	1,277,750	110.13	134.52	89.7	121.8
2020	2,668,399	1,108,518	857,107	360,892	90.04	111.06	102.0	132.0

(1)
Deductions from, and additions to, total compensation in the “Summary Compensation Table” by year to calculate CAP include:

	2024
	Joseph Hanna	Average Non-CEO NEOs
Total Compensation from Summary Compensation Table	$5,337,471	$1,409,629
Adjustments for Pension
Adjustment Summary Compensation Table Pension	$—	$—
Amount added for current year service cost	$—	$—
Amount added for prior service cost impacting current year	$—	$—
Total Adjustments for Pension	$—	$—
Adjustments for Equity Awards
Adjustment for Grant Date Values in the Summary Compensation Table	$—	$—
Grant Date Fair Value of Equity Awards Granted in Fiscal Year	$(3,299,858)	$(624,812)
Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$2,954,284	$559,380
Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$(697,888)	$(89,433)
Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$—	$—
Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$(84,017)	$(15,534)
Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$—	$—
Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$133,172	$24,377
Total Adjustments for Equity Awards	$(994,306)	$(146,023)
Compensation Actually Paid (as calculated)	$4,343,165	$1,263,606

(2)
The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that as of the end of 2024, the fair value calculations of the PSUs granted in 2022 assumed a payout at maximum, and the PSUs granted in 2023 assumed a payout between target and maximum, in each case as compared to the grant date fair value calculations which assumed a payout at target.
(3)
Non-CEO NEOs reflect the average “Summary Compensation Table” total compensation and average CAP for the following executives by year:

2024: Pratt, Keith; Hawkins, Philip; Malek, Gilda; Van Trease, Kristina

2023: Pratt, Keith; Hawkins, Philip; Malek, Gilda; Van Trease, Kristina

2022: Pratt, Keith; Hawkins, Philip; Craft, Melodie; Van Trease, Kristina

2021: Pratt, Keith; Hawkins, Philip; Lieffrig, John; Craft, Melodie

2020: Pratt, Keith; Hawkins, Philip; Craft, Melodie; Van Trease, Kristina

Most Important Performance Measures

In our assessment, the most important performance measures used to link CAP (as calculated in accordance with the SEC rules) to Company performance are listed in the table below. The role of each of these performance measures in our executive compensation program is discussed in “Executive Compensation Program Design” in this Proxy Statement.

Performance Measures

Pre-Tax Income

Adjusted EBITDA

Descriptions of the Information Presented in the Pay Versus Performance Table

The illustrations below compare CAP (as calculated in accordance with the SEC rules) and the following measures:

(1)
the Company’s cumulative TSR and the S&P 500 Industrials Index’s cumulative TSR;
(2)
the Company’s Net Income; and
(3)
the Company’s Pre-Tax Income

Due to the mechanics of how CAP is calculated, fluctuations in stock price or TSR may have a greater impact on the CAP values than any single financial metric.

Relationships Amongst Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company, with the exception that David M. Whitney and Kristina Van Trease are husband and wife.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company during 2024 consisted of Messrs. Anderson, Dawson, and Shuster, and Mses. Box and Fetter. Ms. Fetter resigned from our Board and all committees on which she served effective August 1, 2024. No member of the Compensation Committee is a present or former executive officer or employee of the Company or any of its subsidiaries. No executive officer of the Company has served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the indemnification agreements described below, there were no transactions in 2024 between the Company and a related person required to be reported under applicable SEC rules.

Indemnification Agreements

The Company has entered into indemnification agreements with each of our directors and executive officers. These agreements require the Company to indemnify our executive officers or directors against expenses and, in certain cases, judgments, settlements, or other payments incurred by an executive officer or director in suits brought by the Company, derivative actions brought by our shareholders, and suits brought by other third parties. Indemnification has been granted under these agreements to the fullest extent permitted under California law in situations where an executive officer or director is made, or threatened to be made, a party to the legal proceeding because of his or her service to the Company. In addition, these agreements require us to advance the expenses incurred by our directors and officers in any proceeding in which indemnification may be provided under the applicable indemnification agreement. In addition, our bylaws provide that we may indemnify our directors, executive officers, or other persons treated as agents under the General Corporation Law of the State of California, and advance related expenses, if approved by the shareholders or a disinterested vote of the Board of Directors.

Policies and Procedures Regarding Related Party Transactions

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and discussing with management any transactions or courses of dealing with related parties. The Audit Committee considers the following factors in determining whether to approve or disapprove (with referral to the Board of Directors) any such related party transaction or course of action: (i) the financial accounting accorded the transaction or course of action; (ii) whether the terms or other aspects differ from those that would likely be negotiated with independent parties; and (iii) whether the proposed disclosure of the transaction or course of dealing, if any, is in accordance with generally accepted accounting principles and SEC regulations.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our Common Stock as of April 17, 2025, except to the extent indicated otherwise in the footnotes, by (i) each shareholder known to the Company to own beneficially more than 5% of our Common Stock; (ii) each of our directors; (iii) each executive officer named in the Summary Compensation Table above; and (iv) all directors and executive officers of the Company as a group:

Beneficial Owner(1)(2)	Shares Beneficially Owned(3)	Percentage of Class of Shares Beneficially Owned
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	2,691,278	10.9%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	2,127,591	8.8%
River Road Asset Management, LLC(6) 462 S. 4th Street, Suite 2000 Louisville, KY 40202	1,896,943	7.7%
Joseph F. Hanna(7)	165,878	*
Keith E. Pratt(7)	57,945	*
Philip B. Hawkins(7)	24,829	*
Gilda Malek(7)	1,807	*
Kristina Van Trease(7)	8,972	*
Nicolas C. Anderson	2,500	*
Kimberly A. Box	7,500	*
Smita Conjeevaram	5,500	*
William J. Dawson	9,105	*
Bradley M. Shuster	12,700	*
All executive officers and directors as a group (14 persons)(8)	351,415	1.4%

* The percentage of shares beneficially owned by this director or executive officer constitutes less than 2% of our Common Stock as of April 17, 2025.

(1)
Except as otherwise indicated, the address of each of the executive officers and directors is c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551.
(2)
To the Company’s knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each shareholder named in this table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.
(3)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of the Company’s Common Stock subject to equity awards currently exercisable or that will become exercisable within 60 days of April 17, 2025, are deemed outstanding for computing the percentage of the person holding such equity awards but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 24,611,329 shares of the Company’s Common Stock outstanding as of April 17, 2025.
(4)
The Vanguard Group filed Amendment No. 12 to Schedule 13G with the SEC on February 13, 2024, and reported beneficial ownership of 2,691,278 shares, sole dispositive power with respect to 2,619,230 shares of Common Stock, shared voting power with respect to 45,854 shares of Common Stock, and shared dispositive power with respect to 72,048 shares of Common Stock. The Schedule 13G/A contained information as of December 29, 2023, and may not reflect current holdings of the Company’s Common Stock.
(5)
BlackRock, Inc. filed Amendment No. 15 to Schedule 13G with the SEC on January 25, 2024, and reported beneficial ownership of 2,127,591 shares and sole voting power with respect to 2,062,608 shares of Common Stock. The Schedule 13G/A contained information as of December 31, 2023, and may not reflect current holdings of the Company’s Common Stock.
(6)
River Road Asset Management, LLC filed a Schedule 13G with the SEC on February 6, 2025, and reported beneficial ownership of 1,896,943 shares, sole voting power with respect to 1,656,266 shares, and sole dispositive power with respect to 1,896,943 shares of Common Stock. The Schedule 13G contained information as of December 31, 2024, and may not reflect current holdings of the Company’s Common Stock.
(7)
Includes the shares held by the KSOP for the benefit of the named individual. The number of shares included is 324 shares for Mr. Hanna; 418 shares for Mr. Pratt; 20,025 shares for Mr. Hawkins; 60 shares for Ms. Malek; 1,253 shares for Ms. Van Trease;

and 42,939 shares for all executive officers as a group. These shares are included because beneficiaries under the KSOP hold sole voting power over the shares (whether or not rights to the shares have vested).
(8)
See footnote (7).

Communications with the Board of Directors

Our Board of Directors believes that full and open communication between shareholders and members of our Board of Directors is in the best interests of our shareholders. Shareholders may contact any director or committee of the Board of Directors by writing to the Compliance Officer, c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. The Compliance Officer will review all such communications for relevance to activities of the Board of Directors and will promptly forward all relevant written communications to the Board of Directors. Comments or complaints relating to our accounting, internal accounting controls, auditing matters, corporate fraud, or violations of federal or state laws may be referred directly to our Audit Committee by writing to the Chairman of the Audit Committee, c/o Compliance Officer, McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. Further details can be found in “Reporting Questionable Accounting and Auditing Practices and Policy Prohibiting Retaliation Against Reporting Employees” and “Corporate Governance Guidelines” found on our website at www.mgrc.com under the Investors section.

Shareholder Recommendations for Membership on our Board of Directors

The Corporate Governance and Nominating Committee will consider shareholder recommendations of director nominees. To recommend director nominee(s), a shareholder must submit the following relevant information in writing to the attention of the Compliance Officer at our principal executive offices: (1) the name, age, business, and residence address of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years and a statement of the qualifications of the prospective candidate; (3) the class and number of shares of our Common Stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the shareholder and the prospective candidate pursuant to which the nomination is to be made by the shareholder if the shareholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in our proxy statement; (6) a signed certificate providing the class and number of shares of our Common Stock which are beneficially owned by the shareholder; and (7) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act. Once the Corporate Governance and Nominating Committee receives the shareholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications, and other matters, including a possible interview, that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings if nominated.

The Corporate Governance and Nominating Committee will not evaluate candidates differently based on who has made the recommendation. The Corporate Governance and Nominating Committee will consider candidates from any reasonable source, in addition to shareholder recommendations. The Corporate Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used for the slate of director nominees up for election at the Annual Meeting, and, accordingly, no fees have been paid to consultants or search firms in the 2024 fiscal year.

We have not received a director nominee recommendation from any shareholder (or group of shareholders) that beneficially owns more than five percent of our Common Stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our Common Stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our Common Stock with the SEC and the NASDAQ Stock Market. Copies of these reports are also required to be delivered to us. See “Security Ownership of Certain Beneficial Owners and Management” above for identification of those persons who qualify as “Reporting Persons.”

We believe, based solely on our review of the copies of such reports submitted on EDGAR and written representations from Reporting Persons, that during the fiscal year ended December 31, 2024, all Reporting Persons complied with all applicable filing requirements in a timely manner, except for one filing which was late due to administrative error.

Code of Business Conduct and Ethics

Our Board of Directors adopted and approved a Code of Business Conduct and Ethics and Whistleblower Policy. This code and Whistleblower Policy apply to all of our employees and our non-employee directors and is posted on our website at www.mgrc.com under the Investors section. The code satisfies the “Code of Ethics” requirements under the Sarbanes-Oxley Act of 2002 as well as the

“Code of Conduct” requirements under the Market Place Rules of the NASDAQ Stock Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting violations and disclosures, and compliance with applicable laws, rules, and regulations. The purpose of the code is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable public disclosures, compliance with applicable laws or regulations, and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Violations under the code or the Whistleblower Policy can be reported anonymously, and the procedures for doing so are set forth in the applicable document. Any waivers or approvals granted under this code with respect to our executive officers and directors may be granted only by the Board of Directors. In addition, any waivers or approvals relating to the principal executive officer, the principal financial officer, the principal accounting officer or controller, or any person performing similar functions must also be obtained from the Audit Committee. Any waivers or approvals to the code with respect to the remainder of the employees may be granted by our Compliance Officer, who is currently Gilda Malek. Any amendments to the code will be promptly disclosed to our shareholders. Our Audit Committee has also established procedures for (a) the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Corporate Governance Guidelines

Our Board of Directors adopted and approved a set of Corporate Governance Guidelines. The guidelines set forth the practices our Board follows with respect to, among other things, the composition of the Board and Board committees, director responsibilities, director continuing education, and performance evaluation of the Board. The guidelines are posted on our website at www.mgrc.com under the Investors section.

No Supermajority Vote on Approval of Mergers or Other Business Combinations

Our corporate governance documents do not contain a supermajority standard for the approval of a merger or a business combination. Such transactions require the affirmative vote of a majority of the outstanding shares.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Grant Thornton LLP has been selected by the Audit Committee to be the Company’s independent auditors for the Company’s fiscal year ending December 31, 2025. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation, and oversight of the work of our independent auditors and shareholders are not required to ratify the selection of Grant Thornton LLP. However, we are submitting the selection of Grant Thornton LLP as our independent auditors to our shareholders for ratification as a matter of good corporate practice. In the event that ratification of this selection of independent auditors is not approved by a majority of the shares of Common Stock entitled to vote at the Annual Meeting via online presence or by proxy, the Audit Committee will review our future selection of independent auditors. Even if the appointment of Grant Thornton LLP is ratified by our shareholders, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change is in the best interests of the Company and our shareholders.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting via online presence. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Grant Thornton LLP performed services for the Company in fiscal years 2024 and 2023 related to financial statement audit work, quarterly reviews, and quarterly earnings release reviews. Fees related to services rendered by Grant Thornton LLP for fiscal years 2024 and 2023 were as follows:

	2024	2023
Audit Fees(1)	$2,305,826	$2,139,669
Audit-Related Fees(2)	$81,855	$47,883
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$2,387,681	$2,187,552

(1)
Audit fees represent fees for the audit of the Company’s consolidated financial statements and internal controls over financial reporting included in our 2024 Annual Report and the review of the Company’s consolidated financial statements included in our quarterly reports on Form 10-Q and fees in connection with statutory audits and regulatory filings or engagements.
(2)
Audit-Related Fees include fees associated with obtaining consents in connection with regulatory filings and audit of the Company’s Employee Stock Ownership and 401(k) Plans.

Audit and Non-Audit Services Pre-Approval Policy

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Grant Thornton LLP, the Company’s independent registered public accounting firm, must be approved in advance by the Audit Committee to assure that such services do not impair the auditors’ independence from the Company. In April 2004, the Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy which sets forth the procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditors are to be pre-approved. Pursuant to the policy, certain services or categories of services described in detail in the policy may be pre-approved generally on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of audit services, audit-related services, tax services, and other services. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent auditors. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee but may not delegate such authority to management. The Company’s independent auditors and Chief Financial Officer are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policy and the fees for the services performed to date. The Audit Committee pre-approved all of the audit, audit-related, tax, and all other services described as Audit Fees in the table above.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act, unless specifically stated to be incorporated by reference therein.

The Audit Committee currently has four (4) members, consisting of four (4) independent directors, Nicolas C. Anderson, Kimberly A. Box, Smita Conjeevaram, and William J. Dawson. Mr. Dawson serves as its Chairman. The Company’s management is responsible for the Company’s internal controls, financial reporting, compliance with laws and regulations, and ethical business standards. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with generally accepted auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes as well as the independence and performance of the Company’s independent registered public accounting firm. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. They rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

The Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2024, and audit of internal controls over financial reporting as of December 31, 2024, with management.
2.
The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
3.
The Audit Committee has received an independence letter from Grant Thornton LLP as required by the standards of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.
4.
Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited consolidated financial statements be included in the 2024 Annual Report that was filed with the SEC on February 19, 2025.

Submitted by the Audit Committee:

William J. Dawson, Chair
Nicolas C. Anderson
Kimberly A. Box
Smita Conjeevaram

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve the ratification of the selection of Grant Thornton LLP as our independent auditors for the year 2025. Abstentions will have the same effect as a vote against this proposal and broker “non-votes,” if any, will have no effect on this proposal. Because the ratification of auditors is considered a “routine” matter for which brokers may vote in the absence of shareholder direction, there will not be any broker “non-votes” on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S

NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Dodd-Frank Act”) added Section 14A to the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. At the Company’s 2023 Annual Meeting, the Company’s shareholders voted to recommend, on an advisory basis, that advisory votes on executive compensation be held every year. Based on these voting results and consistent with the Company’s recommendation, the Board of Directors is holding an advisory vote on the compensation of the Company’s named executive officers at the 2025 Annual Meeting.

As described in detail under the heading “Executive Compensation and Other Information—Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain exceptional talent, reward past performance, and establish and reward measurable objectives for future performance. Our primary objective is to align our executive officers’ interests with the interests of our shareholders by rewarding the achievement of established goals that contribute to increased long-term shareholder value. Please read the “Compensation Discussion and Analysis” in this Proxy Statement for additional details about our executive compensation programs, including information about the fiscal year 2024 compensation of our named executive officers.

As part of designing and implementing the compensation programs for all employees, the Company considers the risks that may be created and whether any such risks may have an adverse impact on the Company, and whether, overall, the Company’s compensation programs are reasonably likely to have a material adverse impact on the Company. In making this determination, the Company considers the overall mix of compensation for employees as well as the various risk control and mitigation features of our compensation plans, including appropriate performance measures and targets and incentive plan payout maximums.

The Compensation Committee continually reviews the compensation programs applicable to our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

A more complete explanation of these changes is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to indicate whether they approve of our named executive officers’ compensation. This vote is not intended to address any specific element of compensation but rather relates to the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board of Directors. The Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve, on an advisory basis, the compensation of the Company’s named executive officers. Abstentions will have the same effect as a vote against this proposal and broker “non-votes,” if any, will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

By Order of the Board of Directors,

Gilda Malek
Senior Vice President, Chief Legal Officer and Corporate Secretary

April 22, 2025

Livermore, California

P.O. BOX 8016, CARY, NC 27512-9903 LOGO Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. McGrath RentCorp Annual Meeting of Shareholders For Shareholders of record as of April 17, 2025 Wednesday, June 4, 2025 2:00 PM, Pacific Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/MGRC for more details. Internet: www.proxypush.com/MGRC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-390-5401 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 2:00 PM, Pacific Time, June 4, 2025. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints (the "Named Proxies"), and each or either of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of McGrath RentCorp which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

LOGO McGrath RentCorp Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE 1. Election of Directors: Each to be elected and to serve until the 2026 Annual Meeting of Shareholders or until their successors are elected and qualified. 1.01 Nicolas C. Anderson 1.02 Kimberly A. Box 1.03 Smita Conjeevaram 1.04 William J. Dawson # 1.05 Joseph F. Hanna 1.06 Bradley M. Shuster FOR WITHHOLD 2. To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2025. FOR AGAINST ABSTAIN 3. To approve, in a non-binding vote, the compensation of the Company’s named executive officers. Note: To transact such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof. BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/MGRC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date